As filed with the Securities and Exchange Commission on July 28, 2011

No. 333-175699

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Great Lakes Dredge & Dock Corporation

Additional Registrants Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

Delaware	1600	20-5336063
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, IL 60523

(630) 574-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce J. Biemeck

President and Chief Financial Officer

2122 York Road

Oak Brook, IL 60523

(630) 574-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Emmerman, Esq.

Neal, Gerber & Eisenberg LLP

2 North LaSalle Street

Chicago, IL 60602

(312) 269-8000

Approximate date of commencement of proposed sale of the securities to the public:

The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
7.375% Senior Notes due 2019	$250,000,000	$250,000,000	$29,025.00(2)
Guarantees of 7.375% Senior Notes due 2019	$250,000,000	—	(3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act.
(2)	Previously paid.
(3)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Great Lakes Dredge & Dock Company, LLC	Delaware	1600	20-1354414
Dawson Marine Services Company	Delaware	1600	36-3503893
Great Lakes Caribbean Dredging, Inc.	Delaware	1600	36-4347352
NASDI Holdings Corporation	Delaware	1600	04-2598486
Fifty-Three Dredging Corporation	New Jersey	1600	36-3177787
NASDI, LLC	Delaware	1600	38-3779500

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 28, 2011

Prospectus

$250,000,000

GREAT LAKES DREDGE & DOCK CORPORATION

Exchange Offer For 7.375% Senior Notes Due 2019

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “exchange offer”), to exchange up to $250,000,000 aggregate principal amount of our 7.375% Senior Notes due 2019, and the guarantees thereof, which have been registered under the Securities Act of 1933, as amended, which we refer to as the exchange notes, for an equal aggregate principal amount of our currently outstanding 7.375% Senior Notes due 2019, and the guarantees thereof, that were issued on January 28, 2011, which we refer to as the old notes. We refer to the old notes and the exchange notes collectively as the notes.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2011, UNLESS EXTENDED.

The material terms of the exchange offer are summarized below and are more fully described in this prospectus.

Material Terms of the Exchange Offer

•

The terms of the exchange notes are substantially identical to those of the old notes except that the exchange notes are registered under the Securities Act of 1933, as amended, and the transfer restrictions, registration rights and rights to special interest applicable to the old notes do not apply to the exchange notes.

•	We will exchange all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•	We will not receive any proceeds from the exchange offer.

•	The exchange of notes should not be a taxable event for U.S. federal income tax purposes.

•	There is no public market for the exchange notes. We have not applied, and do not intend to apply, for listing of the exchange notes on any national securities exchange or automated quotation system.

For a discussion of the specific risks that you should consider before tendering your outstanding old notes in the exchange offer, see “Risk Factors” beginning on page 8 of this prospectus.

There is no established trading market for the old notes or the exchange notes.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as amended or supplemented, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that for a period of 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resales. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

We have not authorized any person to give you any information or to make any representations about the exchange offer other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. In addition, this prospectus is not an offer to sell or the solicitation of an offer to buy those securities in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. The delivery of this prospectus and any exchange made under this prospectus do not, under any circumstances, mean that there has not been any change in the affairs of Great Lakes Dredge & Dock Corporation or its subsidiaries since the date of this prospectus or that information contained in this prospectus is correct as of any time subsequent to its date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have also filed with the SEC a registration statement on Form S-4, which you can access on the SEC’s Internet site at http://www.sec.gov, to register the exchange notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also obtain certain of these documents on our Internet site at http://www.gldd.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

You can obtain any of the documents incorporated by reference into this prospectus from the SEC’s web site at the address described above. You may also request a copy of these filings, at no cost, by writing or telephoning to the address and telephone set forth below. We will provide, without charge, upon written or oral request, copies of any or all of the documents incorporated by reference into this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference therein). You should direct requests for documents to: Great Lakes Dredge & Dock Corporation, 2122 York Road, Oak Brook, Illinois 60523, Attn: Chief Legal Officer, telephone number (630) 574-3000.

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In order to obtain timely delivery of any copies of filings requested, please write or call us no later than                     , 2011, which is five business days before the expiration date of the exchange offer.

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended, referred to in this prospectus as the “Securities Act,” Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995, referred to in this prospectus as the “PSLRA,” or in releases made by the Commission, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements and/or of our subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. We caution investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to us and our business, include, but are not limited to, risks and uncertainties that are described under the heading “Risk Factors” beginning on page 8 and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, in our quarterly reports on Form 10-Q and in our other securities filings with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this prospectus are made only as of the date hereof and we do not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

MARKET AND INDUSTRY DATA

This prospectus contains statistical data that we obtained from public industry publications. These publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. Although we believe that the publications are reliable, we and the initial purchasers have not independently verified market industry data provided by third parties, and we and the initial purchasers take no further responsibility for this data. Similarly, while we believe our management’s estimates with respect to our industry are reliable, our estimates have not been verified by any independent sources, and we and the initial purchasers cannot assure you that they are accurate.

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PROSPECTUS SUMMARY

In this prospectus, the words “Great Lakes,” “we,” “us,” “our,” and “the Company” refer to Great Lakes Dredge & Dock Corporation, the issuer of the exchange notes, and its subsidiaries. The following summary contains basic information about the Company and this exchange offer. It is not complete and may not contain all the information that may be important to you. You should carefully read the entire prospectus and the documents incorporated by reference, before making an investment decision, especially the information presented under the heading “Risk Factors,” our financial statements, the notes to those financial statements and the other financial information, included elsewhere in this prospectus.

Our Company

We are the largest provider of dredging services in the United States and the only U.S. dredging service provider with significant international operations. Dredging generally involves the enhancement or preservation of navigability of waterways or the protection of shorelines through the removal or replenishment of soil, sand or rock. We now provide dredging services in the East, West and Gulf Coasts of the United States and worldwide. We also own NASDI, LLC, a demolition services provider located in the Boston, Massachusetts area. On December 31, 2010 we acquired substantially all the assets of L.W. Matteson, Inc., a maintenance and environmental dredging and levee construction company located in Burlington, Iowa. The Matteson acquisition expands our service offering into inland, river, lakes and environmental dredging and levee construction using dredged material.

Corporate Information

Great Lakes Dredge & Dock Corporation is a holding company that conducts substantially all of its domestic dredging operations through Great Lakes Dredge & Dock Company, LLC and its demolition operations through NASDI, LLC and Yankee Environmental Services, LLC. All of our international operations are conducted through direct and indirect wholly-owned subsidiaries. Our principal executive offices are located at 2122 York Road, Oak Brook, IL 60523 and our telephone number at that address is (630) 574-3000. Our principal website is located at http://www.gldd.com. The information on our website is not part of this prospectus.

The Exchange Offer

On January 28, 2011, we sold, through a private placement exempt from the registration requirements of the Securities Act, $250,000,000 of our 7.375% Senior Notes due 2019, all of which are eligible to be exchanged for exchange notes. We refer to these notes as “old notes” in this prospectus.

Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the old notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we are required to use our reasonable best efforts to cause a registration statement for substantially identical notes, which will be issued in exchange for the old notes, to be filed with the Securities and Exchange Commission (“SEC”) and to complete the exchange offer within 365 days after the issue date of the old notes. We refer to the notes to be registered under this exchange offer registration statement as “exchange notes” and collectively with the old notes, we refer to them as the “notes” in this prospectus. You may exchange your old notes for exchange notes in this exchange offer. You should read the discussion under the headings “—Summary of Exchange Offer,” “Exchange Offer” and “Description of Exchange Notes” for further information regarding the exchange notes.

Original Notes	$250,000,000 in aggregate principal amount of 7.375% Senior Notes due 2019.

Exchange Notes	$250,000,000 in aggregate principal amount of 7.375% Senior Notes due 2019, the issuance of which will be registered under the Securities Act.

Exchange Offer	We are offering to exchange the old notes for a like principal amount at maturity of the exchange notes. Old notes may be exchanged only in minimum denominations of $2,000 and integral principal multiples of $1,000 in excess thereof. The exchange offer is being made pursuant to the Registration Rights Agreement which grants the initial purchasers and any subsequent holders of the old notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the old notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

Expiration Date; Withdrawal of Tender	The exchange offer will expire 5:00 p.m., New York City time, on , 2011, or a later time if we choose to extend this exchange offer in our sole and absolute discretion. You may withdraw your tender of old notes at any time prior to the expiration date. All outstanding old notes that are validly tendered and not validly withdrawn will be exchanged. Any old notes not accepted by us for exchange for any reason will be returned to you at our expense as promptly as possible after the expiration or termination of the exchange offer.

Accrued Interest on the Exchange Notes and the Old Notes	The exchange notes will bear interest from August 1, 2011. Holders of old notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such old notes accrued to the date of issuance of the exchange notes.

Conditions on the Exchange Offer	Our obligation to accept for exchange, or to issue the exchange notes in exchange for, any old notes is subject to certain customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation or interpretation by the Staff of the SEC or any regulatory authority or other foreign, federal, state or local government agency or court of competent jurisdiction, some of which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See “Exchange Offer—Conditions on the Exchange Offer.”

Procedures for Tendering Old Notes held in the Form of Book-Entry Interests	The old notes were issued as global securities and were deposited upon issuance with Wells Fargo Bank, National Association, as custodian for The Depository Trust Company (“DTC”).

Beneficial interests in the outstanding old notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the old notes can only be made through, records maintained in book-entry form by DTC.

You may tender your outstanding old notes by instructing your broker or bank where you keep the old notes to tender them for you. In some cases you may be asked to submit the letter of transmittal that may accompany this prospectus. By tendering your old notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “Exchange Offer.” Your outstanding old notes must be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding old notes into the exchange agent’s account at DTC, under the procedure described in this prospectus under the heading “Exchange Offer,” on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

United States Federal Income Tax Considerations	The exchange offer should not result in any income, gain or loss to the holders of old notes or to us for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes in the exchange offer.

Exchange Agent	Wells Fargo Bank, National Association is serving as the exchange agent for the exchange offer.

Consequences of Not Exchanging Old Notes

If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer currently applicable to the old notes. In general, you may offer or sell your old notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell exchange notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligation to file a shelf registration statement, see “Exchange Offer—Consequences of Failure to Exchange” and “Exchange Offer—Shelf Registration.”

Terms of the Exchange Notes

Issuer	Great Lakes Dredge & Dock Corporation, a Delaware corporation.

Notes Offered	$250,000,000 aggregate principal amount of 7.375% senior notes due 2019.

Maturity Date	The exchange notes will mature on February 1, 2019.

Interest	Interest on the exchange notes will accrue at a rate of 7.375% per annum.

Interest on the exchange notes will be payable on February 1 and August 1 of each year, beginning on February 1, 2012 and will accrue from August 1, 2011.

Guarantees	All of our existing and future wholly owned domestic subsidiaries will guarantee the notes on the issue date on a senior unsecured basis.

Ranking	The exchange notes and guarantees will be senior unsecured obligations of the Company and the guarantors and will:

•	rank senior in right of payment to any of our and the guarantors’ future subordinated indebtedness;

•	rank pari passu in right of payment with all of our and the guarantors’ existing and future senior indebtedness; and

•

be effectively subordinated in right of payment to our and the guarantors’ existing and future senior secured indebtedness, including amounts outstanding under our senior secured revolving credit facility, to the extent of the value of the assets securing such indebtedness.

Optional Redemption	We may redeem some or all of the exchange notes at any time prior to February 1, 2015, for cash at a redemption price equal to 100% of their principal amount plus a “make-whole” premium (as described under “Description of Exchange Notes—Optional Redemption”), plus accrued and unpaid interest to the redemption date. Additionally, we may redeem the exchange notes, in whole or in part, at any time on and after February 1, 2015 at the redemption prices listed under “Description of Exchange Notes—Optional Redemption,” plus accrued and unpaid interest to the redemption date.

Optional Redemption After Equity Offerings	In addition, at any time (which may be more than once) until February 1, 2014, we can choose to redeem up to 35% of the outstanding exchange notes with the proceeds of certain equity offerings, so long as:

•	we pay 107.375% of the face amount of the exchange notes, plus accrued and unpaid interest to the redemption date;

•	we redeem the notes within 180 days of completing such equity offering; and

•	at least 65% of the aggregate principal amount of the exchange notes remains outstanding afterwards.

Change of Control	If a change in control of the Company occurs, we must give holders of the exchange notes the opportunity to sell us their exchange notes at 101% of their face amount, plus accrued interest.

We might not be able to pay you the required price for exchange notes you present to us at the time of a change of control, because we might not have enough funds at that time, or the terms of the revolving credit facility may prevent us from paying.

See “Risk Factors—Risks Related to the Exchange Notes—Upon a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes, which would violate the terms of the notes.”

Certain Covenants	The indenture governing the notes contains covenants limiting our ability and the ability of our restricted subsidiaries to:

•	pay dividends or make certain other restricted payments or investments;

•	incur additional indebtedness and issue disqualified stock;

•	create liens on our assets;

•	transfer and sell assets;

•	merge, consolidate, or sell all or substantially all of our assets;

•	enter into certain transactions with affiliates;

•	create restrictions on dividends or other payments by our restricted subsidiaries; and

•	create guarantees of indebtedness by restricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of Exchange Notes—Certain Covenants.”

No Prior Market	The exchange notes will be new securities for which there is currently no market. We do not intend to apply for the exchange notes to be listed on any securities exchange or included in any automated quotation system. We cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer.

You should carefully consider all of the information in this prospectus. In particular, you should evaluate the information under “Risk Factors” for a discussion of risks associated with an investment in the Company.

For more complete information about the notes, see “Description of Exchange Notes.”

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges and distributed income of equity investees less capitalized interest. Fixed charges consist of interest expense on all indebtedness, amortization of deferred financing costs, and estimated interest expense in operating leases.

	For the Three Months Ended March 31,		Fiscal Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	1.6	4.2	3.6	2.1	1.4	1.5	1.1

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in, and incorporated by reference in, this prospectus before deciding whether to participate in the exchange offer. The risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our fiscal condition, results of operations and cash flows. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment. Along with the risks and uncertainties described below, you should carefully consider the risks and uncertainties described in the section entitled “Risk factors” in our 2010 Form 10-K, which are incorporated by reference into this prospectus.

Risks Related to the Exchange Offer and Holding the Exchange Notes

We have indebtedness which could adversely affect our financial position and prevent us from fulfilling our obligations under the notes.

We currently have, and upon consummation of the exchange offer, will continue to have, indebtedness. As of March 31, 2011, we had total debt of $257.7 million, of which $250.0 consisted of the old notes which are being exchanged in the exchange offer. In addition, at March 31, 2011, we had $9.5 million of letters of credit outstanding under our senior credit facility, $15.7 million of letters of credit outstanding under our international letter of credit facility and $296.5 million of performance bonds outstanding under our bonding agreement. We may also incur significant additional indebtedness in the future. Our indebtedness may:

•	make it difficult for us to satisfy our financial obligations, including making scheduled principal and interest payments on the notes and our other indebtedness;

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions or other general business purposes;

•	limit our ability to use our cash flow or obtain additional financing for future working capital, capital expenditures, acquisitions or other general business purposes;

•

require us to dedicate a portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital and capital expenditures, pay dividends and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industries; and

•	affect our competitiveness compared to our less leveraged competitors.

Despite our current level of indebtedness, we may still be able to incur substantially more indebtedness. This could exacerbate the risks associated with our indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture limit, but not prohibit, us or our subsidiaries from incurring additional indebtedness. If we incur any additional indebtedness that ranks equally with the notes and the guarantees, the holders of that indebtedness will be entitled to share ratably with the holders of the notes and the guarantees in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our senior credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could prohibit us from making payments of principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our senior secured revolving credit facility), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. More specifically, the lenders under our senior credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy, if applicable to us, or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under the senior secured revolving credit facility to avoid being in default. If we breach covenants under our senior secured revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the revolving credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy, to the extent applicable to us, or liquidation. No assurance can be given that, if we breach covenants under our revolving credit facility and our creditors seek to enforce their rights under the federal bankruptcy laws, that a forum will be available to creditors. See “Description of Other Indebtedness” and “Description of Exchange Notes.”

The exchange notes and the guarantees will be unsecured and effectively subordinated to our and the guarantors’ existing and future secured indebtedness.

The exchange notes and the guarantees will be general unsecured obligations ranking effectively junior in right of payment to all of our existing and future secured indebtedness and that of each guarantor, including indebtedness under our senior credit facility. Additionally, the indenture governing the exchange notes will permit us to incur additional secured indebtedness in the future. In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that is effectively senior to the exchange notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantors, as applicable, securing such indebtedness before any payment may be made with respect to the exchange notes or the affected guarantees. Holders of the exchange notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the exchange notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

As of March 31, 2011, on an as adjusted basis, the exchange notes and the guarantees would have been effectively subordinated to $9.5 million of letters of credit outstanding under our senior credit facility and we would have been able to incur an additional $135.5 million of indebtedness under our senior credit facility on such date, subject to compliance with financial covenants in the revolving credit facility, all of which would have also been effectively senior to the exchange notes and the guarantees.

Claims of noteholders will be structurally subordinate to claims of creditors of our subsidiaries that do not guarantee the notes.

The exchange notes will not be guaranteed by any of our subsidiaries that are not wholly owned domestic subsidiaries, including Yankee, and also including our future non-wholly owned domestic subsidiaries, including those that we designate as “unrestricted” in accordance with the terms of the indenture. Accordingly, claims of holders of the exchange notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of these subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the exchange notes. Although certain of our domestic subsidiaries will guarantee the exchange notes, the guarantees are subject to release under certain circumstances and we may have subsidiaries that are not guarantors. In the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the exchange notes. In any of these events, we may not have sufficient assets to pay amounts due on the exchange notes with respect to the assets of that subsidiary.

For the year ended December 31, 2010, our non-guarantor subsidiaries accounted for $8.5 million, or 1.2%, of our total net revenues, and a net loss available to Great Lakes Dredge & Dock Corporation of $1.7 million. As of March 31, 2011, such subsidiaries had assets of $9.8 million and liabilities of $7.4 million (including guarantees of our indebtedness under our Credit Agreement, and other indebtedness and liabilities of such subsidiaries, but excluding approximately $9.5 million of outstanding letters of credit and $135.5 million of additional borrowing capacity under our senior credit facility, $15.7 million of letters of credit outstanding under our international letter of credit facility and contingent obligations, including $296.5 million of performance bonds outstanding under our bonding agreement). As of March 31, 2011, we had no borrowings and $9.5 million of letters of credit outstanding under our senior credit facility, and outstanding performance bonds valued at $296.5 million under our bonding agreement.

Federal and state fraudulent transfer laws may permit a court to void the exchange notes and the guarantees, and, if that occurs, you may not receive any payments on the notes.

The issuance of the exchange notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee, and, in the case of (2) only, one of the following is also true:

•	we or any of our guarantors were or was insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

•	payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

If a court were to find that the issuance of the exchange notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the exchange notes or such guarantee or further subordinate the exchange notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the exchange notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the exchange notes. Further, the voidance of the exchange notes could result in an event of default with respect to our other debt and that of our subsidiaries that could result in acceleration of such debt.

Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, were greater than the fair salable value of all its assets; or

•

the present fair salable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the exchange notes and the guarantees would not be subordinated to our or any guarantor’s other debt. If any other subsidiary of ours guarantees the exchange notes in the future, such guarantee will become subject to the same risks described above. If any of the guarantees were legally challenged, such challenged guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the exchange notes.

Upon a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes, which would violate the terms of the notes.

Upon the occurrence of a change of control, holders of the notes will have the right to require us to purchase all or any part of the notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient financial resources available to satisfy all of our obligations under the notes in the event of a change in control. Our failure to purchase the notes as required under the indenture would result in a default under the indenture and a cross-default under our senior credit facility, each of which could have material adverse consequences for us and the holders of the notes. In addition, the credit facility provides that a change of control is a default that permits lenders to accelerate the maturity of borrowings under it. See “Description of Exchange Notes—Change of Control.”

Your ability to transfer the exchange notes offered hereby may be limited by the absence of an active trading market.

The exchange notes are a new issue of securities and there is no established trading market for them, or for the old notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. You may not be able to sell your notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the exchange notes or as to whether any market will develop or be maintained. Accordingly, you may be required to bear the financial risk of your investment in the exchange notes indefinitely. If a trading market were to develop, future trading prices of the exchange notes may be volatile and will depend on many factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We cannot assure you that the market for the exchange notes will be free from similar disruptions. Any such disruptions could have an adverse effect on holders of the exchange notes.

Holders of old notes who fail to exchange their old notes in the exchange offer will continue to be subject to restrictions on transfer.

If you do not exchange your old notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act.

For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussion below under the caption “Exchange Offer—Consequences of Failure to Exchange.”

You must comply with the exchange offer procedures in order to receive new, freely tradable exchange notes.

Delivery of exchange notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of old notes into the exchange agent’s account at DTC, as depositary, including an Agent’s Message (as defined herein). We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Exchange notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreement will terminate. See “Exchange Offer—Procedures for Tendering Old Notes” and “Exchange Offer—Consequences of Failure to Exchange.”

Some holders who exchange their old notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are substantially the same as the form and terms of the exchange notes, except as otherwise described in this prospectus. The old notes surrendered in exchange for the exchange notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange offer. We will bear the expense of the exchange offer.

EXCHANGE OFFER

Purpose of the Exchange Offer

The exchange offer is designed to provide holders of old notes with an opportunity to acquire exchange notes which, unlike the old notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the exchange notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

The old notes were originally issued and sold on January 28, 2011, to the initial purchasers, pursuant to the purchase agreement dated January 25, 2011. The old notes were issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The concurrent resale of the old notes by the initial purchasers to investors was done in reliance upon the exemptions provided by Rule 144A and Regulation S promulgated under the Securities Act. The old notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act.

In connection with the original issuance and sale of the old notes, we entered into the Registration Rights Agreement, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the exchange notes for the old notes, pursuant to the exchange offer. The Registration Rights Agreement provides that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of old notes who are able to make certain representations the opportunity to exchange their old notes for exchange notes.

Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the exchange notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the exchange notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any exchange notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange notes as it has in other interpretations to third parties.

Each holder of old notes that exchanges such old notes for exchange notes in the exchange offer will be deemed to have made certain representations, including representations that (i) any exchange notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of exchange notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of old notes or exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

Terms of the Exchange Offer; Period for Tendering Outstanding Old Notes

Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all old notes that were acquired pursuant to Rule 144A or Regulation S validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

The form and terms of the exchange notes are the same as the form and terms of the outstanding old notes except that:

(1)	the exchange notes will be registered under the Securities Act and will not have legends restricting their transfer;

(2)	the exchange notes will not contain the registration rights and additional interest provisions contained in the outstanding old notes; and

(3)	interest on the exchange notes will accrue from the last interest date on which interest was paid on your old notes.

The exchange notes will evidence the same debt as the old notes and will be entitled to the benefits of the Indenture.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered old notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, the certificates for any unaccepted old notes will be promptly returned, without expense, to the tendering holder.

Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “Fees and expenses” and “Transfer taxes” below.

The exchange offer will remain open for at least 20 full business days. The term “expiration date” will mean 5:00 p.m., New York City time, on                    , 2011, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

(1)	notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice, and

(2)	mail to the registered holders an announcement of any extension, and issue a notice by press release or other public announcement before such expiration date.

We reserve the right, in our sole discretion:

(1)	if any of the conditions below under the heading “—Conditions on the Exchange Offer” shall have not been satisfied,

(a)	to delay accepting any old notes,

(b)	to extend the exchange offer, or

(c)	to terminate the exchange offer, or

(2)	to amend the terms of the exchange offer in any manner, provided however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least five business days after such amendment or waiver; provided further, that if we amend the exchange offer to change the percentage of old notes being exchanged or the consideration being offered, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least ten business days after such amendment or waiver.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.

Procedures for Tendering Old Notes

Since the old notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the old notes and will be the only entity that can tender your old notes for exchange notes. Therefore, to tender old notes subject to this exchange offer and to obtain exchange notes, you must instruct the institution where you keep your old notes to tender your old notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

The letter of transmittal that may accompany this prospectus may be used by you to give such instructions.

YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR OLD NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON                    , 2011.

Deemed Representations

To participate in the exchange offer, we require that you represent to us that:

(1)	you or any other person acquiring exchange notes in exchange for your old notes in the exchange offer is acquiring them in the ordinary course of business;

(2)	neither you nor any other person acquiring exchange notes in exchange for your old notes in the exchange offer is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

(3)	neither you nor any other person acquiring exchange notes in exchange for your old notes has an arrangement or understanding with any person to participate in the distribution of exchange notes issued in the exchange offer;

(4)	neither you nor any other person acquiring exchange notes in exchange for your old notes is our “affiliate” as defined under Rule 405 of the Securities Act; and

(5)	if you or another person acquiring exchange notes in exchange for your old notes is a broker-dealer and you acquired the old notes as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.

BY TENDERING YOUR OLD NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the exchange notes issued in the exchange offer.

If you are our “affiliate,” as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your old notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of exchange notes acquired in the exchange offer, you or that person:

(1)	may not rely on the applicable interpretations of the Staff of the SEC and therefore may not participate in the exchange offer; and

(2)	must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the old notes.

You may tender some or all of your old notes in this exchange offer. However, your old notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

When you tender your outstanding old notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

The method of delivery of outstanding old notes and all other required documents to the exchange agent is at your election and risk.

We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered old notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

(1)	reject any and all tenders of any particular old note not properly tendered;

(2)	refuse to accept any old note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3)	waive any defects or irregularities or conditions of the exchange offer as to any particular old notes before the expiration of the offer.

Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of old notes as we will reasonably determine.

Neither we, the exchange agent nor any other person will incur any liability for failure to notify you or any defect or irregularity with respect to your tender of old notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

In order to accept this exchange offer on behalf of a holder of old notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The exchange agent, on our behalf will seek to establish an Automated Tender Offer Program (“ATOP”) account with respect to the outstanding old notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding old notes by causing the book-entry transfer of such old notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of old notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 pm, New York City Time on the expiration date, or the guaranteed delivery procedures described below must be complied with. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

Each Agent’s Message must include the following information:

(1)	Name of the beneficial owner tendering such old notes;

(2)	Account number of the beneficial owner tendering such old notes;

(3)	Principal amount of old notes tendered by such beneficial owner; and

(4)	A confirmation that the beneficial holder of the old notes tendered has made the representations for our benefit set forth under “—Deemed Representations” above.

BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of old notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering old notes. We will ask the exchange agent to instruct DTC to promptly return those old notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such old notes on behalf of holders of the old notes.

Guaranteed Delivery Procedures

If your certificates for old notes are not lost but are not immediately available or you cannot deliver your certificates and any other required documents to the exchange agent at or prior to 5:00 p.m., New York City time, on the expiration date, or you cannot complete the procedures for book-entry transfer at or prior to 5:00 p.m., New York City time, on the expiration date, you may nevertheless effect a tender of your original notes if:

(1)	the tender is made through an eligible institution;

(2)	prior to the expiration date of the exchange offer, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a validly completed and duly executed notice of guaranteed delivery, substantially in the form provided with this prospectus, or an agent’s message with respect to guaranteed delivery which (1) sets forth your name and address and the amount of your original notes tendered, (2) states that the tender is being made thereby; and (3) guarantees that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

(3)	the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Acceptance of Outstanding Old Notes for Exchange; Delivery of Exchange Notes

We will accept validly tendered old notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered old notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If we do not accept any tendered old notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the Notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO EXCHANGE AGENT ON OR BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Withdrawal Rights

You may withdraw your tender of outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your old notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1)	specify the name of the person that tendered the old notes to be withdrawn;

(2)	identify the old notes to be withdrawn, including the CUSIP number and principal amount at maturity of the old notes; specify the name and number of an account at the DTC to which your withdrawn old notes can be credited.

We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered old notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding old notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn old notes by following one of the procedures described above before the expiration date.

Conditions on the Exchange Offer

Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding old notes and may terminate the exchange offer (whether or not any old notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us in our sole reasonable discretion, prior to the expiration date:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1)	seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction; or

(2)	resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes in the exchange offer; or

(3)	any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

•

any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that, in our sole reasonable judgment, would directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) above or, in our sole reasonable judgment, would result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or the following has occurred:

(1)	any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(2)	any limitation by a governmental authority which adversely affects our ability to complete the transactions contemplated by the exchange offer; or

(3)	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(4)	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

•

any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the old notes or the exchange notes, which in our sole reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange; or

•

there shall occur a change in the current interpretation by the Staff of the SEC which permits the exchange notes issued pursuant to the exchange offer in exchange for old notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange notes; or

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

•

we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

If we determine in our sole reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any old notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the old notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole reasonable discretion, provided that we will not waive any condition with respect to an individual holder of old notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as Exchange Agent in connection with the Exchange Offer. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the Exchange Agent at its offices at Wells Fargo Bank, National Association, MAC N9303-121, P.O. Box 1517, Minneapolis, Minnesota, Attention: Corporate Trust Operations. The Exchange Agent’s telephone number is (800) 344-5128 and facsimile number is (612) 667-6282.

Fees and Expenses

We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provisions of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

Additional solicitations may be made by telephone, facsimile or in person by our and our affiliates’ officers, employees and by persons so engaged by us.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the existing old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed as incurred.

Transfer Taxes

If you tender outstanding old notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register exchange notes in the name of, or request that your old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING OLD NOTES.

If you do not tender your outstanding old notes, you will not have any further registration rights, except for the rights described in the Registration Rights Agreement and described above, and your old notes will continue to be subject to the provisions of the indenture governing the old notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes imposed by the Securities Act and state securities laws when we complete the exchange offer. These transfer restrictions are required because the old notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your old notes in the exchange offer, your ability to sell your old notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered notes will not continue to be entitled to any increase in interest rate that the indenture governing the old notes provides for if we do not complete the exchange offer.

Consequences of Failure to Exchange

The old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the old notes may be resold only:

(1)	to us upon redemption thereof or otherwise;

(2)	so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3)	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4)	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Shelf Registration

The Registration Rights Agreement also requires that we file a shelf registration statement if:

(1)	we cannot file a registration statement for the exchange offer because the exchange offer is not permitted by law or SEC policy;

(2)	a law or SEC policy prohibits a holder from participating in the exchange offer;

(3)	a holder cannot resell the exchange notes it acquires in the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for resales by the holder; or

(4)	a holder is a broker-dealer and holds notes acquired directly from us or one of our affiliates.

Old notes may be subject to restrictions on transfer until:

(1)	a person other than a broker-dealer has exchanged the old notes in the exchange offer;

(2)	a broker-dealer has exchanged the old notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker-dealer on or before the sale;

(3)	the old notes are sold under an effective shelf registration statement that we have filed; or

(4)	the old notes are sold to the public under Rule 144 of the Securities Act.

DESCRIPTION OF EXCHANGE NOTES

General

In this description, references to the “notes” are to the old notes and the exchange notes, unless the context otherwise requires. We issued the old notes and will issue the exchange notes pursuant to an indenture dated as of January 28, 2011, among us, the Guarantors and Wells Fargo Bank, National Association, as trustee. The terms of the notes will include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” The indenture is unlimited in aggregate principal amount, although the issuance of the old notes was limited to $250.0 million. We may issue an unlimited principal amount of additional notes having identical terms and conditions as the notes. We will only be permitted to issue additional notes if at the time of such issuance, we were in compliance with the covenants contained in the indenture. Any additional notes will be part of the same issue as the notes that we are currently offering and will vote on all matters with the holders of the notes.

You can find the definitions of certain terms used in this description under “—Certain Definitions.” In this description, the words “we” and “Great Lakes” refer only to Great Lakes Dredge & Dock Corporation and not to any of its Subsidiaries.

The following description is a summary of the provisions of the notes and the indenture that we consider to be material. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. Copies of the indenture are available as set forth below under “—Additional Information.”

The registered holder of a note will be treated as its owner for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

The Notes

The notes are:

•	general senior unsecured obligations of Great Lakes;

•	senior in right of payment to all future subordinated obligations of Great Lakes;

•	pari passu in right of payment with all existing and future senior unsecured obligations of Great Lakes;

•	effectively subordinated to all Secured Indebtedness of Great Lakes (including the Credit Agreement and the Bonding Agreement) to the extent of the value of the assets securing such Indebtedness;

•	fully and unconditionally guaranteed by all of the Guarantors; and

•	subject to registration with the Commission pursuant to the Registration Rights Agreement.

The Guarantees

Each Guarantee of the notes is:

•	a general senior unsecured obligation of each Guarantor;

•	senior in right of payment to all future subordinated obligations of such Guarantor;

•	pari passu in right of payment with all existing and future senior unsecured obligations of such Guarantor; and

•	effectively subordinated to all Secured Indebtedness of such Guarantor (including the Credit Agreement and the Bonding Agreement) to the extent of the value of the assets securing such Indebtedness.

As of March 31, 2011, Great Lakes and its Subsidiaries had approximately $257.7 million of Indebtedness, $250.0 million of which consisted of the old notes. These amounts exclude approximately $9.5 million of outstanding letters of credit and $135.5 million of additional borrowing capacity under our Credit Agreement, $15.7 million of letters of credit outstanding under our International Letter of Credit Facility and contingent obligations, including $296.5 million of performance bonds outstanding under the Bonding Agreement.

The operations of Great Lakes are conducted primarily through its Subsidiaries and, therefore, Great Lakes will be dependent upon the cash flow of these Subsidiaries to meet its obligations, including its obligations under the notes. Other than the Excluded Subsidiaries, all of the existing domestic Wholly Owned Restricted Subsidiaries of Great Lakes are, and all future domestic Wholly Owned Restricted Subsidiaries of Great Lakes are expected to be, Guarantors. Further claims of creditors of Subsidiaries that are not Guarantors will generally have priority with respect to the assets and earnings of these Subsidiaries over your claims.

As of the Issue Date, all of Great Lakes’ Subsidiaries were Restricted Subsidiaries. However, under specified circumstances, Great Lakes will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the indenture. Unrestricted Subsidiaries will not Guarantee the notes. In addition, in the event of bankruptcy, liquidation or reorganization of any of Great Lakes’ Subsidiaries that are not Guarantors, such subsidiaries will pay their trade creditors before they will be able to distribute any of their assets to Great Lakes. As of March 31, 2011, our Subsidiaries that are not Guarantors had approximately $7.4 million of Indebtedness and other liabilities (including guarantees of Indebtedness of Great Lakes under the Credit Agreement and other Indebtedness and liabilities owed to Great Lakes by such non-guarantor Subsidiaries, but excluding approximately $9.5 million of outstanding letters of credit and $135.5 million of additional borrowing capacity under our Credit Agreement, $15.7 million of letters of credit outstanding under our International Letter of Credit Facility and contingent obligations, including $296.5 million of performance bonds outstanding under the Bonding Agreement), all of which rank structurally senior to the notes. In addition, to the extent that the Company or any Restricted Subsidiary is a general partner in any Person, we are liable for our allocated percentage of such Person’s liabilities, other than non-recourse liabilities.

Principal, Maturity and Interest

Great Lakes issued $250.0 million aggregate principal amount of notes in the initial offering. The notes were issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Interest on the notes accrues at the rate of 7.375% per annum and is payable semi-annually in arrears on February 1 and August 1 of each year, commencing August 1, 2011 to holders of record on the immediately preceding January 15 and July 15. The notes will mature on February 1, 2019. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Guarantees

Great Lakes’ payment obligations under the notes are fully and unconditionally guaranteed on a joint and several basis by the Guarantors. The Guarantee of each Guarantor is a general senior unsecured obligation of such Guarantor. The obligations of each Guarantor under its Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however, “Risk Factors—Risks Related to the Notes.”

Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor and a right of reimbursement from Great Lakes.

A Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are sold or all of its capital stock is sold, in each case in a transaction as described under “Repurchase at the Option of Holders—Asset Sales,” or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, Great Lakes or another Guarantor in a transaction in compliance with “—Limitation on Mergers, Consolidations or Sales of Assets.” In addition, the indenture provides that, in the event Great Lakes properly designates a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the indenture, then the Restricted Subsidiary shall, in accordance with the indenture, be released from its obligations under its Guarantee upon the effectiveness of the designation.

Optional Redemption

Except as described below, the notes are not redeemable before February 1, 2015. At any time, at our option, we may redeem the notes, in whole or in part upon not less than 30 nor more than 60 days’ notice, in cash at the following redemption prices (expressed as a percentage of principal amount) if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

Year	Percentage
2015	103.688%
2016	101.844%
2017 and thereafter	100.000%

In addition, we must pay all accrued and unpaid interest, and Additional Interest, if any, on the notes redeemed.

On one or more occasions before February 1, 2014, we may use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the original principal amount of the notes at a redemption price of 107.375% of their principal amount plus accrued and unpaid interest and Additional Interest, if any, thereon; provided that:

(1) at least 65% of the original principal amount of the notes remain outstanding immediately after the occurrence of any such redemption (excluding notes held by Great Lakes and its Subsidiaries); and

(2) any such redemption occurs not more than 180 days following the closing of such Equity Offering.

At any time prior to February 1, 2015, Great Lakes may redeem the notes, in whole or in part upon not less than 30 nor more than 60 days’ notice, in cash, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of the holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Notwithstanding the preceding, Great Lakes may, from time to time, acquire the notes in the open market or by undertaking a tender offer for the notes at any time, subject to the terms of the indenture and applicable securities laws.

Selection and Notice

In the event we choose to redeem less than all of the notes at any time, selection of notes for redemption or repurchase will be made by the trustee, subject to applicable DTC procedures, (1) in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, (2) on a pro rata basis, by lot or (3) by an alternative method as the trustee shall deem fair and appropriate. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any note is to be redeemed in part only, the notice of redemption that relates to the note shall state the portion of the principal amount to be redeemed. A new note in principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original note. No notes of $2,000 principal amount or less shall be redeemed in part. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Additional Interest cease to accrue on notes or portions of them called for redemption or repurchase, unless we fail to redeem any such note.

Mandatory Redemption

Except as set forth below under “—Repurchase at the Option of Holders,” Great Lakes is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each holder of the notes will have the right to require Great Lakes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of the holder’s notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, Great Lakes will mail a notice to each holder and the trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the indenture and described in the notice. Great Lakes will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent these laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations directly conflict with the provisions of the indenture relating to the Change of Control Offer, Great Lakes will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue of this compliance.

On the Change of Control Payment Date, Great Lakes will, to the extent lawful,

(1) accept for payment all notes or portions of the notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent (as defined in the indenture) an amount equal to the Change of Control Payment in respect of all notes or portions of the notes so tendered; and

(3) deliver or cause to be delivered to the trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of the notes being purchased by Great Lakes.

The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Great Lakes will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Great Lakes repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. The Credit Agreement provides that change of control events with respect to Great Lakes would constitute a default thereunder. Any future credit agreements or other agreements relating to senior Indebtedness to which Great Lakes becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Great Lakes is prohibited under the terms of the Credit Agreement or other Indebtedness from purchasing notes, Great Lakes could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain the prohibition. If Great Lakes does not obtain the required consent or repay the borrowings, Great Lakes will remain prohibited from purchasing notes. In that case, Great Lakes’ failure to purchase tendered notes would constitute an Event of Default under the indenture, which would, in turn, constitute an additional default under the Credit Agreement or other future senior Indebtedness, including the Bonding Agreement. Finally, Great Lakes’ ability to pay cash to the holders of notes upon a repurchase may be limited by Great Lakes’ then existing financial resources.

Great Lakes will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Great Lakes and purchases all notes validly tendered and not withdrawn under its Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture as described herein under the caption “—Optional Redemption,” unless and until there has been a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control, conditional upon the Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Asset Sales

Great Lakes will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Great Lakes (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by Great Lakes or the Restricted Subsidiary is in the form of Qualified Proceeds.

For the purposes of clause (2) above and no other provision, each of the following shall be deemed cash:

•

any liabilities (as shown on Great Lakes’ or the Restricted Subsidiary’s most recent balance sheet), of Great Lakes or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee of the notes) that are assumed by the transferee of any assets pursuant to a customary novation agreement or by operation of law that releases Great Lakes or the Restricted Subsidiary from further liability therefor;

•

any securities, notes or other obligations received by Great Lakes or the Restricted Subsidiary from a transferee that are converted by Great Lakes or the Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the Asset Sale; and

•

any Designated Non-cash Consideration received by Great Lakes or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause then outstanding, not to exceed the greater of (x) $50.0 million and (y) 8% of Total Tangible Assets at the time of receipt of such Designated Non-cash Consideration with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Great Lakes or any Restricted Subsidiary may apply the Net Proceeds, at its option:

(1) to repay or otherwise retire amounts owing under the Credit Agreement in accordance with the Credit Agreement and to correspondingly reduce commitments with respect thereto;

(2) to repay or otherwise retire amounts owing under other Secured Indebtedness (other than subordinated obligations), which Secured Indebtedness is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto; and/or

(3) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, to making a capital expenditure for the construction, repair, improvement or acquisition of assets that are used or useful in a Permitted Business or commitment to do any of the foregoing provided that this commitment or its reasonable replacement is consummated substantially in accordance with its terms; or

(4) for a combination of uses described in clauses (1), (2) and (3).

Pending the final application of any Net Proceeds, Great Lakes and its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the immediately preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, Great Lakes will be required to make an offer to all holders of notes (an “Asset Sale Offer”) to purchase the maximum principal amount of notes and, if Great Lakes is required to do so under the terms of any other Indebtedness that is pari passu with the notes, such other Indebtedness on a pro rata basis with the notes, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of repurchase, in accordance with the procedures set forth in the indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Great Lakes may use the Excess Proceeds for any general corporate purpose. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, subject to DTC procedures, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Certain Covenants

The indenture contains, among others, the following covenants.

Limitation on Restricted Payments

Great Lakes will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly make any Restricted Payment, unless:

(1) at the time of and after giving effect to the Restricted Payment, no Default or Event of Default shall have occurred and is continuing or would occur as a consequence of the Restricted Payment;

(2) Great Lakes would, at the time of the Restricted Payment and after giving it pro forma effect as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”; and

(3) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Great Lakes and its Restricted Subsidiaries after December 22, 2003 (excluding Restricted Payments permitted by clauses (2), (3), (4), (7), (8), (10), (11), (12), (14) and (15) of the next succeeding paragraph), is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of Great Lakes for the period (taken as one accounting period) from the first day of the fiscal quarter of Great Lakes commencing on October 1, 2003 to the end of Great Lakes’ most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (or, if Consolidated Net Income for the period is a deficit, less 100% of the deficit), plus

(B) 100% of the aggregate Fair Market Value of Qualified Proceeds received by Great Lakes since December 22, 2003 as a contribution to its equity capital or from the issue or sale of Equity Interests of

Great Lakes (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of Great Lakes that have been converted into Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of Great Lakes), plus

(C) to the extent that any Restricted Investment that was made after December 22, 2003 is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital received with respect to the Restricted Investment (less the cost of disposition, if any), plus

(D) 50% of any dividends received by Great Lakes or a Wholly Owned Restricted Subsidiary after December 22, 2003 from an Unrestricted Subsidiary of Great Lakes, to the extent that the dividends were not otherwise included in Consolidated Net Income of Great Lakes for the period, plus

(E) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, or upon a merger or consolidation of any Unrestricted Subsidiary into Great Lakes or any of its Restricted Subsidiaries, in each case after December 22, 2003, the lesser of (A) the Fair Market Value of Great Lakes’ Investment in the Subsidiary as of the date of the redesignation or merger or consolidation and (B) the Fair Market Value as of the date on which the Subsidiary was originally designated as an Unrestricted Subsidiary.

The provisions of this covenant will not prohibit:

(1) the payment of any dividend or other distribution within 60 days after the date of declaration, if at said date of declaration payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the sale within 30 days of the making of such Restricted Payment (other than to a Subsidiary of Great Lakes) of, other Equity Interests of Great Lakes (other than any Disqualified Stock) or the net cash proceeds of a common equity capital contribution to Great Lakes; provided that the amount of any net cash proceeds that are utilized for any Restricted Payment pursuant to this clause (2) shall be excluded from clause (3)(B) of the preceding paragraph;

(3)   (A) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; and

(B) the purchase, redemption or other acquisition for value of any Disqualified Stock with the net cash proceeds from the sale of other Equity Interests of Great Lakes or an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend or making of any distribution by a Subsidiary of Great Lakes to the holders of its Equity Interests on a pro rata basis;

(5) so long as no Default or Event of Default shall have occurred and is continuing or would occur as a result of the making of such Restricted Payment, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Great Lakes or any direct or indirect parent of Great Lakes held by any present, future or former member of Great Lakes’ (or any of their Subsidiaries’) Board of Directors or any present, future or former officer, employee or director of Great Lakes, any of its Restricted Subsidiaries or any direct or indirect parent of Great Lakes pursuant to any equity subscription agreement, stockholder agreement, stock option agreement, employment agreement or other similar agreements or employee benefit plan; provided that

(A) the aggregate price paid for all the repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to clause (B)) of $6.0 million), plus

(B) in the case of a repurchase, redemption or other acquisition or retirement of Equity Interests of Great Lakes or of any direct or indirect parent of Great Lakes, the aggregate cash proceeds received by Great Lakes, or its direct or indirect parent to the extent such cash proceeds are contributed to the common equity capital of Great Lakes, during that calendar year from any reissuance of Equity Interests by Great Lakes or any direct or indirect parent of Great Lakes to employees, officers and directors of Great Lakes and its Restricted Subsidiaries plus the cash proceeds of any “key man” life insurance policy received by Great Lakes, and any cash proceeds paid to Great Lakes in connection with the issuance or exercise of, any management or employee Equity Interests so acquired;

(6) so long as no Default or Event of Default has occurred and is continuing or would occur as a result of the making of such Restricted Payment, the declaration and payment of regularly scheduled dividends to holders of any class or series of Disqualified Stock of Great Lakes, or any class or series of Disqualified Stock or preferred stock of any Restricted Subsidiary that was issued after December 22, 2003 (other than to Great Lakes or another Wholly Owned Restricted Subsidiary of Great Lakes) in compliance with the covenant described below under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(7) repurchase of Equity Interests deemed to occur upon exercise of stock options and warrants if those Equity Interests represent a portion of the exercise price of the options or warrants;

(8) loans to employees of Great Lakes or any Restricted Subsidiary in the ordinary course of business not to exceed $2.0 million at any one time outstanding;

(9) so long as no Default or Event of Default shall have occurred and is continuing or would occur as a result of the making of such Restricted Payment, Restricted Payments not to exceed $35.0 million since December 22, 2003;

(10) any payments made by Great Lakes or a Restricted Subsidiary for the purposes described in the offering memorandum dated January 28, 2011 relating to the issuance of the old notes under the caption “Use of Proceeds”;

(11) payments, advances, loans or expense reimbursements made to any direct or indirect parent corporation of Great Lakes to permit the payment by such entity of reasonable general operating expenses, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $1.0 million per annum;

(12) (A) for so long as Great Lakes is a member of a group filing a consolidated or combined tax return with a parent corporation, payments to the parent in respect of an allocable portion of the tax liabilities of such group that is attributable to Great Lakes and its Subsidiaries (“Tax Payments”); provided, that the Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that Great Lakes would owe if Great Lakes were filing (and had always filed) a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Great Lakes and such Subsidiaries from other taxable years and (ii) the proportionate share of Great Lakes and its Subsidiaries of the net amount of the relevant tax that the parent actually owes to the appropriate taxing authority or (B) in the event that and for so long as Great Lakes is organized as a limited liability company or partnership, the payment of Permitted Tax Distributions;

(13) the repurchase, redemption or other acquisition or retirement for value of Indebtedness that is subordinated to the notes with Excess Proceeds to the extent such Excess Proceeds are permitted to be used for general corporate purposes under the covenant entitled “—Repurchase at the Option of Holders—Asset Sales”;

(14) the repurchase, redemption or other acquisition for value of Capital Stock of Great Lakes or any direct or indirect parent of Great Lakes representing fractional shares of such Capital Stock in connection with a merger, consolidation, amalgamation or other combination involving Great Lakes or any direct or indirect parent of Great Lakes;

(15) Investments that are made with Excluded Contributions;

(16) so long as no Default or Event of Default shall have occurred and is continuing or would occur as the result of making such Restricted Payment, upon the occurrence of a Change of Control and within 60 days after completion of the offer to repurchase notes pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Change of Control” (including the purchase of all notes tendered), any purchase or redemption of Indebtedness of Great Lakes subordinated to the notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount (or accreted amount, in the case of any debt issued at a discount from its principal amount at maturity) thereof, plus accrued and unpaid interest, if any; and

(17) so long as no Default or Event of Default has occurred and is continuing or would occur as the result of the making of such Restricted Payment, the declaration and payment of dividends to holders of any class or series of preferred stock of Great Lakes if Great Lakes would have been entitled to incur or assume Indebtedness under the covenant described below under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock,” in an aggregate principal amount equal to the aggregate liquidation value of the preferred stock at the time of issuance of such preferred stock (provided that the cash proceeds from the issuance of such preferred stock shall be excluded from clause (3)(B) of the preceding paragraph).

As of March 31, 2011, Great Lakes had approximately $181.5 million available for Restricted Payments under the first paragraph of this covenant.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. For purposes of making this determination, all outstanding Investments by Great Lakes and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of the designation and shall either reduce the amount available for Restricted Payments under the first paragraph of this covenant or reduce the amount available for future Investments under one or more clauses of the definition of “Permitted Investments,” as Great Lakes determines in its sole discretion. All outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair Market Value of the Investments at the time of the designation. Such designation will only be permitted if a Restricted Payment in that amount would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

For purposes of determining compliance with this covenant, in the event that Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (17) above or is entitled to be made pursuant to the first paragraph of this covenant, Great Lakes shall, in its sole discretion, classify the Restricted Payment in any manner that complies with the covenant. The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Great Lakes or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash Restricted Payment or return of capital on any Restricted Subsidiary shall be determined by the Board of Directors whose resolution regarding the Fair Market Value shall be delivered to the trustee, the determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $20.0 million. Not later than the 30 days after the date of making any Restricted Payment, Great Lakes shall deliver to the trustee an Officers’ Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock

Great Lakes will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and Great Lakes will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Great Lakes may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and Great Lakes’ Restricted Subsidiaries may incur Indebtedness or issue shares of preferred stock if the Fixed Charge Coverage Ratio for Great Lakes’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period; provided that the maximum principal amount of Indebtedness (including Acquired Debt), Disqualified Stock and preferred stock that may be incurred or issued, as applicable, pursuant to this paragraph by Restricted Subsidiaries that are not Guarantors shall not exceed $50.0 million.

The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Great Lakes or any Restricted Subsidiary of Indebtedness and reimbursement obligations under letters of credit under the Credit Facilities (including any guarantee of the Indebtedness by any Restricted Subsidiary); provided that the aggregate principal amount of all Indebtedness outstanding under all Credit Facilities after giving effect to the incurrence does not exceed an amount equal to $250.0 million (with letters of credit being deemed to have a principal amount equal to the maximum face amount thereunder) plus (in the case of any refinancing) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with the refinancing, less the aggregate amount of all Net Proceeds of Asset Sales applied by Great Lakes or any Restricted Subsidiary to repay any term Indebtedness under Credit Facilities pursuant to the covenant “—Repurchase at the Option of Holders—Asset Sales”;

(2) the incurrence by Great Lakes and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by Great Lakes and the Guarantors of Indebtedness evidenced by the notes and related Guarantees issued in this offering, and any exchange notes and related Guarantees issued in respect of notes outstanding under the indenture;

(4) the incurrence by Great Lakes or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage or construction financings or purchase money obligations or similar financings or refinancings thereof, in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of design, installation, construction, repair or improvement of property (real or personal), plant or equipment used in the business of Great Lakes or any Restricted Subsidiary (whether through the direct acquisition, construction, repair or improvement of such assets or the acquisition of Equity Interests of any Person acquiring, constructing, repairing, improving or otherwise owning such assets), in an aggregate principal amount (which amount may, but need not, be incurred in whole or in part after the Issue Date under the Credit Facilities) not to exceed the greater of: (A) $75.0 million or (B) 12.5% of Total Tangible Assets (measured at the time of each incurrence of any such Indebtedness), in either case outstanding at any time;

(5) the incurrence by Great Lakes or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that would have been permitted by the indenture to be incurred under the first paragraph hereof or clauses (2), (3), (5) and (14) of this paragraph;

(6) the incurrence by Great Lakes or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Great Lakes and any of its Restricted Subsidiaries; provided, however, that (A) if Great Lakes is the obligor on this Indebtedness, the Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, (B) if any Guarantor is the obligor on this Indebtedness to a Restricted Subsidiary that is not a Guarantor, the Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Guarantor and (C) (i) any subsequent issuance or transfer of Equity Interests that results in any Indebtedness being held by a Person other than Great Lakes or a Restricted Subsidiary and (ii) any sale or other transfer of any

Indebtedness to a Person that is not either Great Lakes or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of Indebtedness by Great Lakes or the Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by Great Lakes or any of its Restricted Subsidiaries of Hedging Obligations (other than for speculative purposes);

(8) the incurrence by Great Lakes or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by other clauses of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (8), not to exceed $50.0 million;

(9) the guarantee by Great Lakes or any Restricted Subsidiary of Indebtedness of Great Lakes or a Restricted Subsidiary, which Indebtedness was permitted to be incurred by another provision of this covenant; provided that in the case of a guarantee by any Restricted Subsidiary that is not a Guarantor, such Restricted Subsidiary complies with the covenant described below under “—Limitation on Issuance of Guarantees of Indebtedness”;

(10) Indebtedness of Great Lakes or a Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to Great Lakes or the Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and consistent with past practices;

(11) the incurrence of Permitted Bonding Obligations;

(12) the incurrence of Indebtedness arising from agreements of Great Lakes or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that with respect to any such disposition, the maximum aggregate liability of this Indebtedness shall at no time exceed the gross proceeds actually received by Great Lakes and its Restricted Subsidiaries in connection with any such disposition;

(13) the issuance by any of Great Lakes’ Restricted Subsidiaries to Great Lakes or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

•	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Great Lakes or a Restricted Subsidiary of Great Lakes; and

•	any sale or other transfer of any such preferred stock to a Person that is not either Great Lakes or a Restricted Subsidiary of Great Lakes;

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (13);

(14) the incurrence by Great Lakes or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by other clauses of this paragraph) to finance the repurchase of the Designated Vessels, which are utilized at the time of incurrence by Great Lakes or a Restricted Subsidiary under operating leases, in each case on terms not materially less favorable on the whole than those set forth in the repurchase provisions contained in such operating leases as in effect as of the Issue Date;

(15) the guarantee by Great Lakes or a Restricted Subsidiary of Indebtedness of any entity which is not wholly owned by Great Lakes or any of its Restricted Subsidiaries; provided that the maximum liability of Great Lakes or a Restricted Subsidiary thereunder does not exceed $15.0 million at any time; and

(16) Indebtedness incurred as a result of the accounting for an extension of the term of any lease existing on the Issue Date as a capital lease under GAAP as a result of such extension.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Great Lakes shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) that item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, that in each case, that the amount is included in Fixed Charges of Great Lakes as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Great Lakes or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Indebtedness supported by a letter of credit issued under a Credit Facility in accordance with clause (1) above shall not be deemed a separate incurrence of Indebtedness for purposes of this covenant, but only to the extent of the stated amount of such letter of credit.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted valued of the Indebtedness in the case of any Indebtedness issued with original issue discount;

(2) the maximum fixed redemption liability with respect to any Disqualified Stock or preferred stock of a Restricted Subsidiary;

(3) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(4) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

•	the Fair Market Value of such asset at the date of determination, and

•	the amount of the Indebtedness of the other Person.

Limitation on Liens

Great Lakes will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, including any income or profits therefrom, except

•	Permitted Liens;

•

in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes or a Guarantee, the notes or such Guarantee, as the case may be, are secured by a Lien on property, assets or proceeds that is senior in priority to the Liens (with the same relative priority as the subordinate or junior Indebtedness shall have with respect to the notes and the Guarantees); and

•

in the case of Liens securing Indebtedness that is pari passu with the notes or a Guarantee, then the notes or such Guarantee, as the case may be, are secured by the Lien on an equal and ratable basis.

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

Great Lakes will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions to Great Lakes or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other liabilities owed to Great Lakes or any of its Restricted Subsidiaries;

(2) make loans or advances to Great Lakes or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to Great Lakes or any of its Restricted Subsidiaries.

The first paragraph of this covenant will not apply to encumbrances or restrictions existing under or by reason of:

(1) Existing Indebtedness as in effect on the Issue Date;

(2) the Credit Agreement and Permitted Bonding Obligations as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, provided that any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the Credit Agreement or in agreements with respect to Permitted Bonding Obligations, as applicable, as in effect on the Issue Date;

(3) the indenture, the notes (including the exchange notes) and the Guarantees (including the Guarantees of the exchange notes);

(4) applicable law, rule, regulation or order;

(5) any instrument governing Indebtedness or Capital Stock of a Person acquired by Great Lakes or any of its Restricted Subsidiaries as in effect at the time of acquisition (except to the extent the Indebtedness was incurred in connection with or in contemplation of the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, the Indebtedness was permitted by the terms of the indenture to be incurred;

(6) customary non-assignment provisions in leases, licenses, charters or other similar agreements entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(8) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale;

(9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and “—Limitation on Liens” that limits the right of the debtor to dispose of the assets (including any insurance, leases and charters relating to such assets, and any proceeds thereof) securing the Indebtedness;

(11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13) mortgage, construction, purchase money or similar financings that impose restrictions on the transfer of the property acquired, constructed repaired or improved;

(14) encumbrances or restrictions imposed by amendments to the contracts, agreements or obligations referred to in the foregoing clauses (1), (3), (5), (6), (7), (8), (10), (11), (12) and (13), provided that the amendments are not materially more restrictive than the agreement so amended;

(15) any other agreement, instrument or document relating to Indebtedness hereafter in effect, provided, that the terms and conditions of such encumbrances or restrictions are not materially more restrictive taken as a whole than those encumbrances or restrictions imposed in connection with the Credit Agreement as in effect on the Issue Date (which may result in encumbrances or restrictions upon a Restricted Subsidiary so long as such encumbrances or restrictions are not materially more restrictive taken as a whole than the comparable restriction that is applicable to Great Lakes); or

(16) encumbrances or restrictions contained in any Indebtedness incurred by a Foreign Subsidiary that apply only to such Foreign Subsidiary.

Limitation on Mergers, Consolidations or Sales of Assets

Great Lakes will not consolidate or merge with or into (whether or not Great Lakes is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

(1) Great Lakes is the surviving corporation or the entity or the Person formed by or surviving the consolidation or merger (if other than Great Lakes) or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any individual state or the District of Columbia; provided, however, that if such Person is a limited liability company or partnership, a corporate Wholly-Owned Restricted Subsidiary of such Person becomes a co-issuer of the notes in connection therewith;

(2) the entity or Person formed by or surviving any consolidation or merger (if other than Great Lakes) or the entity or Person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the then existing obligations of Great Lakes under the Registration Rights Agreement, the notes and the indenture pursuant to a supplemental indenture in the form contemplated by the indenture and otherwise reasonably satisfactory to the trustee;

(3) immediately after the transaction no Default or Event of Default exists; and

(4) except in the case of a merger or consolidation of Great Lakes with or into a Wholly Owned Subsidiary of Great Lakes, Great Lakes or the Person formed by or surviving the consolidation or merger (if other than Great Lakes), or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of the transaction and after giving pro forma effect to it as if the transaction had occurred at the beginning of the applicable four-quarter period, (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” or (B) have a Fixed Charge Coverage Ratio that is greater than the Fixed Charge Coverage Ratio of Great Lakes without giving effect to the transaction.

Great Lakes will not, directly or indirectly, lease all or substantially all of its properties or assets to any Person. This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance or other disposition of assets (including by way of merger or consolidation) between or among Great Lakes and any of its Wholly Owned Restricted Subsidiaries that are Guarantors.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition by Great Lakes (other than by lease) of all or substantially all of the properties and assets of Great Lakes, in accordance with this covenant, the successor Person formed by such consolidation or into which Great Lakes is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Great Lakes under the indenture and the notes. In the event of any such transfer (other than a transfer of less than all of the properties and assets of Great Lakes), Great Lakes shall be released and discharged from all liabilities and obligations in respect of the notes and the indenture, and Great Lakes may be dissolved, wound up or liquidated at any time thereafter.

Limitation on Transactions with Affiliates

Great Lakes will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, each, an “Affiliate Transaction,” unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Great Lakes or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Great Lakes or the Restricted Subsidiary with an unrelated Person, and

(2) Great Lakes delivers to the trustee:

•

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors of Great Lakes set forth in an Officers’ Certificate certifying that the Affiliate Transaction complies with clause (1) above and that the Affiliate Transaction has been approved by a majority of the members of the Board of Directors of Great Lakes (and, if there are disinterested directors, a majority thereof) and

•

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to Great Lakes or such Restricted Subsidiary of the Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

Notwithstanding the preceding provisions of this covenant, the following items shall not be deemed to be Affiliate Transactions:

(1) any employment agreement, compensation, employee benefit arrangements and incentive arrangements or indemnification agreement or arrangement with any officer, director, member or employee entered into by Great Lakes or any of its Restricted Subsidiaries in the ordinary course of business of Great Lakes or the Restricted Subsidiary;

(2) transactions between or among Great Lakes and/or its Restricted Subsidiaries;

(3) payment of reasonable directors fees and customary indemnification agreements with directors and officers of Great Lakes and its Restricted Subsidiaries or any direct or indirect parent of Great Lakes;

(4) Restricted Payments that are permitted by the provisions of the indenture described above under the caption “—Restricted Payments”;

(5) loans and advances to officers, directors and employees of Great Lakes or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business;

(6) transactions with a Person (other than an Unrestricted Subsidiary of Great Lakes) that is an Affiliate of Great Lakes solely because Great Lakes owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(7) the issuance of Equity Interests (other than Disqualified Stock) of Great Lakes to any direct or indirect parent of Great Lakes;

(8) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture that are on terms no less favorable than those that would have been obtained in a comparable transaction with an unrelated party or on terms that are approved by the Board of Directors of Great Lakes, including a majority of the disinterested directors, if any;

(9) transactions pursuant to any contract or agreement described under the caption “Certain Relationships and Related Person Transactions—Agreements with Related Persons” in Great Lakes’ Proxy

Statement on Form DEF 14A as filed with the Commission on April 6, 2010, as in effect on the Issue Date, in each case as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to Great Lakes and its Restricted Subsidiaries than those in effect on the Issue Date; and

(10) any payments or other transactions pursuant to any tax-sharing agreement between Great Lakes and any other Person with which Great Lakes files a consolidated tax return or with which Great Lakes is part of a consolidated group for tax purposes.

Limitation on Business Activities

Great Lakes will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to the extent as would not be material to Great Lakes and its Restricted Subsidiaries taken as a whole.

Limitation on Payments for Consent

Neither Great Lakes nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless the consideration is offered to be paid or is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to the consent, waiver or agreement.

Limitations on Issuances of Guarantees of Indebtedness

Great Lakes will cause any Restricted Subsidiary (other than an Excluded Subsidiary), whether currently existing, or subsequently acquired or created, that guarantees Great Lakes’ Obligations or the Obligations of any other Restricted Subsidiary under the Credit Agreement to fully and unconditionally guarantee all of Great Lakes’ or such Restricted Subsidiary’s Obligations under the notes and the indenture on the terms set forth in the indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the indenture until released in accordance with the terms of the indenture. Any such Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged as described above under “—Limitation on Guarantees.”

Reports

Whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, Great Lakes will file with the Commission (unless the Commission will not accept such filing) and furnish to the trustee and the holders of notes:

(1) all quarterly and annual financial and other information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Great Lakes was required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Great Lakes and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes, the financial condition and results of operations of Great Lakes and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Great Lakes) and, with respect to the annual information only, a report thereon by Great Lakes’ certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if Great Lakes were required to file these reports, in each case within the time periods specified in the Commission’s rules and regulations;

provided, however, that Great Lakes will not be required to furnish such information to the trustee or the registered holders of the notes to the extent such information is electronically filed with the Commission and is electronically available to the public free of cost.

In addition, (1) at all times the Commission does not accept the filings provided for in the preceding sentence or (2) the filings provided for in the preceding sentence do not contain the information required to be delivered upon request pursuant to Rule 144A(d)(4) under the Securities Act, then, in each case, Great Lakes has agreed that, for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

The indenture provides that each of the following constitutes an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the notes;

(2) default in payment when due of the principal of or premium, if any, on the notes;

(3) failure by Great Lakes or any of its Restricted Subsidiaries to comply with the provisions described under the caption “—Repurchase at the Option of Holders—Change of Control”;

(4) failure by Great Lakes or any of its Restricted Subsidiaries for 60 days after notice by the trustee or by the holders of at least 25% in principal amount of notes then outstanding to comply with any of its other agreements in the indenture or the notes;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Great Lakes or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Great Lakes or any of its Restricted Subsidiaries) whether the Indebtedness or guarantee now exists, or is created after the Issue Date, which default

•

is caused by a failure to pay principal on such Indebtedness at final stated maturity prior to the expiration of the grace period provided in the Indebtedness on the date of the default (a “Payment Default”) or

•	results in the acceleration of the Indebtedness prior to its stated maturity and, in each case, the principal amount of any Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (after giving effect to any applicable grace period), aggregates $20.0 million or more;

(6) failure by Great Lakes or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amount with respect to which a reputable insurance company with assets over $100.0 million has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days after their entry;

(7) certain events of bankruptcy or insolvency with respect to Great Lakes or any of its Significant Subsidiaries; and

(8) except as permitted by the indenture, any Guarantee of any Significant Subsidiary (or group of Guarantors that, collectively, would be a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary (or group of Guarantors that, collectively, would be a Significant Subsidiary), or any Person acting on behalf of any Guarantor that is a Significant Subsidiary (or group of Guarantors that, collectively, would be a Significant Subsidiary), shall deny or disaffirm its obligations under its Guarantee.

If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Great Lakes, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture.

Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of a majority in principal amount of notes. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

In the event of a declaration of acceleration of the notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of the first paragraph of this section (excluding any resulting payment default under the indenture or the notes), the declaration of acceleration of the notes shall be automatically annulled if the holders of all Indebtedness described in such clause (5) have rescinded the declaration of acceleration in respect of such Indebtedness within 20 days of the date of such declaration, and if the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, premium or Additional Interest, if any, on the notes. The holders of a majority in principal amount of the outstanding notes by written notice to Great Lakes and to the trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, or Additional Interest if any, and interest on the notes that have become due solely by the declaration of acceleration, have been cured or waived; and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

A holder may not institute any proceeding, judicial or otherwise, with respect to the indenture or the notes, or for the appointment of a receiver or trustee, or for any other remedy under the indenture or the notes, unless:

(1) the holder has previously given to the trustee written notice of a continuing Event of Default;

(2) holders of at least 25% in aggregate principal amount of outstanding notes have made written request to the trustee to institute proceedings in respect of the Event of Default in its own name as trustee under the indenture;

(3) holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such written request.

Notwithstanding anything to the contrary, the right of a holder of a note to receive payment of principal of or interest on its note on or after the Stated Maturity thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

Great Lakes is required to deliver to the trustee annually a statement regarding compliance with the indenture, and Great Lakes is required upon becoming aware of any Default or Event of Default, to deliver to the trustee a statement specifying the Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Great Lakes shall have any liability for any obligations of Great Lakes under the notes, the indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that this type of waiver is against public policy.

Legal Defeasance and Covenant Defeasance

Great Lakes may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such notes when such payments are due from the trust referred to below;

(2) Great Lakes’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and Great Lakes’ and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, Great Lakes may, at its option and at any time, elect to have the obligations of Great Lakes and the Guarantors released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Great Lakes must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, expressed in a written certification thereof delivered to the trustee, to pay the principal of, and interest and premium and Additional Interest, if any, on, the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Great Lakes must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Great Lakes has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Great Lakes has received from the Internal Revenue Service a ruling directed to it or (b) since the Issue Date, there has been a change in the applicable federal income tax law (including by reason of a published ruling from the Internal Revenue Service), in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal

Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Great Lakes has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Great Lakes or any of its Subsidiaries is a party or by which Great Lakes or any of its Subsidiaries is bound;

(6) Great Lakes must deliver to the trustee an officers’ certificate stating that the deposit was not made by Great Lakes with the intent of preferring the holders of notes over the other creditors of Great Lakes with the intent of defeating, hindering, delaying or defrauding creditors of Great Lakes or others; and

(7) Great Lakes must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the Guarantees or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or compliance with any provision of the indenture, the notes or the Guarantees may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of or premium or Additional Interest, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from the acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

(7) waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture;

(9) expressly subordinate in right of payment the notes or any Guarantee to any other Indebtedness of Great Lakes or any Guarantor; or

(10) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any holder of notes, the Guarantors, Great Lakes and the trustee may amend or supplement the indenture, the Guarantees or the notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of Great Lakes’ or a Guarantor’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Great Lakes’ assets that is permitted by the indenture;

(4) to provide for the issuance of additional notes in accordance with the provisions set forth in the indenture on the Issue Date;

(5) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

(6) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(7) to allow any Guarantor to guarantee the notes; or

(8) to conform any provision of the indenture to this “Description of Notes.”

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Great Lakes, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and Great Lakes has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Great Lakes or any Guarantor is a party or by which Great Lakes or any Guarantor is bound;

(3) Great Lakes has paid or caused to be paid all sums payable by it under the indenture; and

(4) Great Lakes has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, Great Lakes must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

The indenture contains limitations set forth in the Trust Indenture Act on the rights of the trustee, should it become a creditor of Great Lakes, to obtain payment of claims in certain cases, or to realize on property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest as defined by the Trust Indenture Act it must eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.

The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to exceptions defined in the indenture. The indenture will provide that in case an Event of Default shall occur (which shall not be cured or waived), the trustee will be required, in the exercise of the rights and powers vested in it by the indenture, to use the degree of care and skill in their exercise of a prudent man in the conduct of his own affairs under the circumstances. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the direction or request of any holder of notes, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Methods of Receiving Payments on the Notes

All principal, premium and Additional Interest, if any, and interest on the notes will be payable at the office or agency of Great Lakes maintained for this purpose within or without the City and State of New York or, at the option of Great Lakes, payment of principal, premium, interest and Additional Interest, if any, may be made by check mailed to the holders of the notes at their respective addresses set forth in the register of holders of notes; provided that all payments of principal, premium, interest and Additional Interest, if any, with respect to notes the holders of which have given wire transfer instructions to Great Lakes will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders of the notes. Until otherwise designated by Great Lakes, Great Lakes’ office or agency will be the office of the trustee maintained for this purpose. Under the indenture, Great Lakes and the trustee will treat the Person in whose name the notes are registered as a holder. Consequently, an owner of a beneficial interest in a global note will not be considered a holder under the indenture.

Paying Agent and Registrar for the Notes

The trustee under the indenture initially will be the paying agent and registrar with regard to the notes. Great Lakes may change the paying agent or registrar without prior notice to the holders of the notes, and Great Lakes or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Great Lakes is not required to transfer or exchange any note selected for redemption. Also, Great Lakes is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Certain Definitions

Set forth below are certain defined terms used in the indenture.

“Acquired Debt” means, with respect to any specified Person:

•

Indebtedness of any other Person existing at the time the other Person is merged with or into or became a Subsidiary of the specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, the other Person merging with or into or becoming a Subsidiary of the specified Person, and

•	Indebtedness secured by a Lien encumbering any asset acquired by the specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Applicable Premium” means, with respect to any note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such note at February 1, 2015 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such note through February 1, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) then outstanding principal amount of such note.

“Asset Sale” means

(1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, conveyance or other disposition of all or substantially all of the assets of Great Lakes and its Subsidiaries, taken as a whole, will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Mergers, Consolidations or Sales of Assets” and not by the provisions of the “—Repurchase at the Option of Holders—Asset Sales” covenant), and

(2) the issue or sale by any Restricted Subsidiary of Equity Interests of any of Great Lakes’ Subsidiaries,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions (A) that involve assets or Equity Interests that have a Fair Market Value in excess of $5.0 million or (B) for Net Proceeds in excess of $5.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

(1) a transfer of assets by Great Lakes to a Restricted Subsidiary or by a Restricted Subsidiary to Great Lakes or to another Restricted Subsidiary;

(2) an issuance, sale, transfer or other disposition of Equity Interests by a Restricted Subsidiary to Great Lakes or to another Restricted Subsidiary;

(3) a Restricted Payment that is permitted by the covenant described above under the caption “—Restricted Payments,” or a Permitted Investment;

(4) the sale and leaseback of any assets within 180 days of the date of acquisition or completion of construction of such assets;

(5) the sale or other disposition of assets that have become worn out, obsolete or damaged or no longer used or useful in the business of Great Lakes or any Restricted Subsidiary, as the case may be, in the ordinary course of business;

(6) bareboat charters, leases or licenses entered into in the ordinary course of business for a term not to exceed 12 months;

(7) the sale or other disposition of cash or Cash Equivalents;

(8) the sale or lease of products or services or the licensing of intellectual property, in each case in the ordinary course of business;

(9) the sale for Fair Market Value of accounts receivable that are generated from operations conducted outside the United States by Great Lakes or any Restricted Subsidiary; and

(10) the creation of a Permitted Lien and dispositions in connection with the creation of Permitted Liens.

“Bonding Agreement” means (i) the Third Amended and Restated Underwriting and Continuing Indemnity Agreement by and among Great Lakes, certain of its Subsidiaries and Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America, and (ii) the International Letter of Credit Agreement, dated September 29, 2006, by and among Great Lakes Dredge & Dock Corporation and Wells Fargo HSBC Trade Bank, as amended on July 16, 2007, and as further amended on September 29, 2009 (the “International Letter of Credit Facility”) (and any related obligations, including, without limitation, any Export-Import Bank guarantee program), in each case, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Capital Lease Obligation” means, at the time any determination of a capital lease obligation is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means

(1) in the case of a corporation, corporate stock,

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means

(1) United States dollars or money in other currencies received in the ordinary course of business;

(2) obligations issued or guaranteed by the United States government or any agency of the United States (provided that the full faith and credit of the United States is pledged in support) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million;

(4) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2) and (3) above entered into with any institution meeting the qualifications specified in clause (3) above;

(5) obligations issued by any state of the United States of America or any political subdivision of any such state maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition;

(8) short-term asset management accounts offered by any lender under Credit Facilities for the purpose of investing in notes issued by a corporation (other than Great Lakes or any Affiliate of Great Lakes) organized under the laws of any state of the United States or of the District of Columbia and rated A–2 or higher by S&P, or P-2 or higher by Moody’s;

(9) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America or the federal government of Canada, or by any political subdivision or taxing authority thereof, and having one of the two highest ratings obtainable from S&P or Moody’s;

(10) time or demand deposits with any bank or trust company;

(11) participation in loans made to a borrower (other than an Affiliate of Great Lakes) with a debt rating of A–2 or higher from S&P, or P-2 or higher from Moody’s; provided, however, that such loans must mature within one year from the date such participation is purchased;

(12) bonds issued by a municipality or governmental agency and rated not lower than BBB by S&P, or Baa2 by Moody’s and purchased by Great Lakes or any of its Subsidiaries in the ordinary course of its business in connection with retainage under contracts with its customers; and

(13) in the case of Foreign Subsidiaries, short term investments comparable to the foregoing.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Great Lakes and its Subsidiaries (determined on a consolidated basis), in each case, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Great Lakes or a Wholly Owned Restricted Subsidiary of Great Lakes;

(2) the adoption of a plan relating to the liquidation or dissolution of Great Lakes (other than in a transaction which complies with the provisions described under “—Mergers, Consolidations or Sales of Assets”);

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the “beneficial owner” (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of Great Lakes (measured by voting power rather than number of shares); or

(4) the first day on which a majority of the members of the Board of Directors of Great Lakes are not Continuing Directors.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance, or other disposition of “all or substantially all” of the assets of Great Lakes and its Subsidiaries (determined on a consolidated basis). Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under New York law, which is the law governing the indenture. Accordingly, the ability of a holder of notes to require Great Lakes to repurchase notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Great Lakes and its Subsidiaries taken as a whole to another Person or group may be uncertain.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or if at any time after the execution and delivery of the indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus

(1) an amount equal to any extraordinary or nonrecurring loss (including any loss on extinguishment or conversion of Indebtedness) plus any net loss realized in connection with an Asset Sale (without giving effect to the $5.0 million threshold provided in the definition thereof), to the extent those losses were deducted in computing the Consolidated Net Income, plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing the Consolidated Net Income, plus

(3) consolidated Fixed Charges to the extent that any such Fixed Charges were deducted in computing the Consolidated Net Income, plus

(4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items (excluding any non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items were deducted in computing the Consolidated Net Income, minus

(5) non-cash items increasing the Consolidated Net Income for such period other than (A) accrual of revenue in the ordinary course of business and (B) reversals of prior accruals or reserves for cash items previously excluded from Consolidated Cash Flow pursuant to clause (4) of this definition, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that

(1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or its Restricted Subsidiary;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles shall be excluded,

(4) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to Great Lakes or one of its Subsidiaries,

(5) any non-cash goodwill or other intangible asset impairment charges incurred subsequent to the Issue Date resulting from the application of ASC Topic 350, “Intangibles-Goodwill and Other,” ASC Topic 360, “Property, Plant and Equipment” and ASC Topic 805, “Business Combinations” or any related subsequent statement of financial accounting standards shall be excluded;

(6) any non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs shall be excluded;

(7) any increase in amortization or depreciation expense or any one-time non-cash charges resulting from purchase accounting or any non-recurring costs and expenses incurred in connection with the 2003 Transactions, the acquisition of L.W. Matteson, Inc. and the transactions related thereto, or any acquisition that is consummated after the Issue Date shall be excluded;

(8) any fees, expenses and debt issuance costs paid in connection with issuance of the notes shall be excluded;

(9) the Net Income from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after tax basis, shall be excluded;

(10) the non-cash gains, losses, income, and expenses resulting from fair value accounting required by ASC Topic 815, “Derivatives and Hedging” or any related subsequent statement of financial accounting standards shall be excluded; and

(11) any net unrealized gain or loss (after any offsets) resulting from any foreign currency translation shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Great Lakes who (1) was a member of the Board of Directors on the Issue Date or (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board at the time of the nomination or election.

“Credit Agreement” means that Credit Agreement, dated as of June 12, 2007 (as amended on or prior to the Issue Date), by and among Great Lakes, LaSalle Bank National Association, as swing line lender, sole lead arranger and administrative agent, and the other lenders that are party to the Credit Agreement, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as increased as permitted by the terms of the indenture, and amended, modified, renewed, restated, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of Great Lakes as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or through the issuance of debt securities.

“Credit Facilities” means, with respect to Great Lakes or its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities or indentures with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuance of debt securities to institutional investors, in each case, as increased as permitted by the terms of the indenture, and amended, restated, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Designated Non-cash Consideration” means any non-cash consideration received by Great Lakes or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate executed by the Chief Financial Officer of Great Lakes. Such Officers’ Certificate shall state the basis of such valuation. A particular item of Designated Non-cash Consideration shall no longer be considered to be outstanding to the extent it has been sold or liquidated for cash (but only to the extent of the cash received).

“Designated Vessels” means the dredge “New York,” the dredge “Liberty Island,” the bottom-dump barges G.L.65, G.L.501 and G.L.502, the self-unloading barge “Long Island,” the trailing suction hopper dredge “Terrapin Island” and the barge “U.S. Flag Idler,” G.L.177, and ancillary equipment related thereto.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder), or upon the happening of any event (other than optional redemption by Great Lakes thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders have the right to require Great Lakes to repurchase the Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of the Capital Stock provide that Great Lakes may not repurchase or redeem any such Capital Stock pursuant to such provisions unless the repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of Great Lakes that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering or sale of Equity Interests (other than Disqualified Stock) of Great Lakes or a direct or indirect parent of Great Lakes (so long as the net proceeds thereof are contributed to the common equity capital of Great Lakes).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” means new notes of Great Lakes issued in exchange for the notes pursuant to the Registration Rights Agreement; provided that such new notes have terms substantially identical in all material respects to the notes (except that Exchange Notes will not contain terms with respect to transfer restrictions) for which such offer is being made.

“Excluded Contribution” means the net cash proceeds received by Great Lakes after the Issue Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Great Lakes or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of Great Lakes, in each case designated within 60 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an

Officers’ Certificate, the cash proceeds of which are excluded from the calculation set forth in the clause (3)(B) of the first paragraph of the covenant described above under the “—Certain Covenants—Limitation on Restricted Payments.”

“Excluded Subsidiaries” means each Foreign Subsidiary and each Domestic Subsidiary that is not a Wholly Owned Restricted Subsidiary.

“Existing Indebtedness” means Indebtedness (including guarantees) of Great Lakes and its Restricted Subsidiaries (other than Indebtedness incurred pursuant to clause (1) of the second paragraph of the covenant described above under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock) in existence on the Issue Date, until permanently repaid.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction; provided that, other than as expressly set forth in the indenture, for purposes of determining the “Fair Market Value” of any property or assets, such Fair Market Value shall be determined by (x) Great Lakes in good faith with respect to assets or property with a Fair Market value not in excess of $5.0 million, (y) Great Lakes’ Chief Financial Officer with respect to assets or property with a Fair Market Value in excess of $5.0 million but not in excess of $10.0 million and (z) Great Lakes’ Board of Directors with respect to assets or property with a Fair Market Value in excess of $10.0 million.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to interest rate Hedging Obligations (but excluding the amortization or write-off of financing fees in connection with the transactions contemplated in connection with the initial offering of the notes), net of interest income of such Person and its Restricted Subsidiaries for such period; and

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; and

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not the guarantee or Lien is called upon); and

(4) the product of (a) all cash dividend payments and non-cash dividend payments on any series of preferred stock and any series of Disqualified Stock, in each case, of such Person or any of its Restricted Subsidiaries, other than dividend payments (x) on Equity Interests payable solely in Equity Interests of Great Lakes (other than Disqualified Stock) or (y) to Great Lakes or a Guarantor, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays or redeems any Indebtedness (other than repayment of revolving credit borrowings that are not accompanied by a permanent reduction in the commitment amount) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,

(1) acquisitions and dispositions that have been made by Great Lakes or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they occurred on the first day of the four-quarter reference period in accordance with Regulation S-X under the Securities Act and, in connection with any acquisition, shall be calculated giving pro forma effect to Pro Forma Cost Savings;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded in accordance with clause (1) above;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded in accordance with clause (1) or (2) above, as applicable, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) Consolidated Cash Flow shall be calculated giving pro forma effect to the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries, as if such creation, designation or redesignation occurred on the first day of the four-quarter reference period; and

(5) if any Indebtedness being incurred bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Foreign Subsidiary” means a Restricted Subsidiary that is not a Domestic Subsidiary.

“GAAP “ means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit Obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. government obligations or a specific payment of principal of or interest on any such U.S. government obligations held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligations or the specific payment of principal of or interest on the U.S. government obligations evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements), of all or any part of any Indebtedness.

“Guarantee” means a full and unconditional senior unsecured guarantee of the notes pursuant to the indenture.

“Guarantor” means any Restricted Subsidiary of Great Lakes that issues a Guarantee of the notes, in each case, until such Person is released from its Guarantee in accordance with the indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under

•	interest rate or currency swap agreements, interest rate cap agreements and interest rate collar agreements,

•	other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk or currency exchange rate risk, and

•

commodities purchase and sale agreements and other similar agreements designed for the purpose of fixing, hedging or swapping the price risk related to raw materials or other commodities (including fuel) used by Great Lakes and its Restricted Subsidiaries in the ordinary course of business.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1) borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or related reimbursement agreements);

(3) banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

(6) representing the net amount owning under any Hedging Obligations relating to interest rate risk,

if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of Equity Interests or other securities by Great Lakes or any of its Restricted Subsidiaries for consideration consisting solely of Equity Interests (other than Disqualified Stock) of Great Lakes shall not be deemed to be an Investment. If Great Lakes or any Restricted Subsidiary of Great Lakes sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Great Lakes such that, after giving effect to the sale or disposition, such Person is no longer a Restricted Subsidiary of Great Lakes, Great Lakes shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of the Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Limitation on Restricted Payments.”

“Issue Date” means January 28, 2011.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature of a conditional sale or title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however,

•

any gain or loss, together with any related provision for taxes on the gain or loss, realized in connection with (1) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) (without giving effect to the $5.0 million threshold provided for in the definition thereof) or (2) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and

•	any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on the extraordinary or nonrecurring gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by Great Lakes or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale (including Designated Non-cash Consideration)), net of

(1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any related relocation expenses;

(2) any taxes paid or payable as a result of the asset sale (after taking into account any available tax credits or deductions, any tax sharing arrangements);

(3) any reserve for adjustment in respect of the sale price of the asset or assets established in accordance with GAAP;

(4) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold;

(5) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(6) appropriate amounts to be provided by Great Lakes or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with Asset Sale, all as determined in conformity with GAAP.

“Non-Recourse Debt” means Indebtedness

(1) as to which neither Great Lakes nor any of its Restricted Subsidiaries

•	provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

•	is directly or indirectly liable (as a guarantor or otherwise), or

•	constitutes the lender; and

(2) no default with respect to which (including any rights that any holders may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the notes being offered hereby) of Great Lakes or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause its payment to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Great Lakes or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, costs, expenses, reimbursement obligations, damages and other liabilities and obligations which may arise under or in connection with the Credit Agreement or the Bonding Agreement or under or in connection with the documentation governing any Indebtedness, and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant document, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

“Permitted Bonding Obligations” means (1) obligations incurred by Great Lakes or any of its Restricted Subsidiaries (including guarantees) with respect to letters of credit, banker acceptances, bid, payment, performance, surety, appeal or similar bonds and completion guarantees in the ordinary course of business and (2) obligations incurred by Great Lakes or any of its Restricted Subsidiaries (including guarantees) under the Bonding Agreement.

“Permitted Business” means any of the businesses engaged in by Great Lakes and its Restricted Subsidiaries on the Issue Date, together with other marine specialty contractor services, marine infrastructure construction, demolition and environmental services, dredging, repair, salvage and maintenance services, marine transportation, aggregates production, storage, handling, sales and supply and any other reasonably related, complementary or ancillary business or other business that is a reasonable extension or expansion of such business.

“Permitted Investments” means

(1) any Investment in Great Lakes or in a Restricted Subsidiary of Great Lakes;

(2) any Investment in Cash Equivalents;

(3) any Investment by Great Lakes or any Restricted Subsidiary of Great Lakes in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of Great Lakes or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Great Lakes or a Restricted Subsidiary of Great Lakes;

(4) any Investment made as a result of the receipt of assets not constituting Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Great Lakes;

(6) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (6) that are at the time outstanding, not to exceed the greater of $35.0 million and 7.5% of Total Tangible Assets, provided, however, that if an Investment pursuant to this clause (6) is made in any Person that is not a Restricted Subsidiary of Great Lakes at the date of the making of the Investment and such person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above, and shall cease to have been made pursuant to this clause (6);

(7) Investments received in settlement, compromise or resolution of: (a) obligations of trade creditors, suppliers or customers that were incurred in the ordinary course of business of Great Lakes or any of its Subsidiaries including pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors, suppliers or customers or (b) litigation, arbitration or other disputes with Persons;

(8) Investments existing on the Issue Date;

(9) loans and advances to officers, directors, members and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business not to exceed $2.0 million in the aggregate at any time;

(10) any Hedging Obligation;

(11) Investments consisting of intercompany loans from Great Lakes and its Restricted Subsidiaries to Restricted Subsidiaries, including Restricted Subsidiaries that are not Guarantors;

(12) Investments in any Person engaging in a Permitted Business in an aggregate amount at any one time outstanding not to exceed $25.0 million;

(13) guarantees otherwise permitted by the terms of the indenture; and

(14) Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person.

“Permitted Liens” means

(1) Liens securing Indebtedness under Credit Facilities incurred pursuant to clause (1) of the second paragraph of the covenant described under the caption “Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(2) Liens in favor of Great Lakes or a Restricted Subsidiary;

(3) Liens on property or assets of, or any equity interest in or secured debt of, a Person existing at the time that Person is merged with or into or consolidated with Great Lakes or any Restricted Subsidiary of Great Lakes; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Great Lakes;

(4) Liens on property (including Capital Stock) existing at the time the property was acquired by Great Lakes or any Restricted Subsidiary of Great Lakes, provided that such Liens were in existence prior to the contemplation of the acquisition of property;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid bonds, payment bonds, performance and lien bonds or other obligations of a like nature incurred in the ordinary course of business, including any Permitted Bonding Obligations;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) or (8) of the second paragraph of the covenant under the caption “Incurrence of Indebtedness and Issuance of Disqualified Stock” covering, in the case of such clause (4), only the assets (including any insurance, leases and charters relating to such assets, and any proceeds thereof) acquired, constructed, repaired or improved with such Indebtedness;

(7) Liens existing on the Issue Date and any renewals or extensions thereof on terms no more restrictive and secured by the same collateral as existing on the date of the indenture (other than Liens securing Indebtedness under Credit Facilities incurred pursuant to clause (1) of the second paragraph of the covenant described under the caption “Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”);

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(9) Liens to secure Indebtedness of any Foreign Subsidiary permitted to be incurred under the covenant entitled “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” covering only the assets of such Foreign Subsidiary;

(10) Liens incurred in the ordinary course of business of Great Lakes or any Restricted Subsidiary of Great Lakes with respect to obligations that do not exceed $20.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use of the property in the operation of business by Great Lakes or the Restricted Subsidiary;

(11) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens (including maritime Liens) imposed by law incurred in the ordinary course of business;

(12) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or similar obligations, or to secure the performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts, payment and performance and return-of-money bonds, bankers’ acceptances, and other similar obligations (exclusive of obligations for the payment of borrowed money);

(13) judgment or attachment Liens not giving rise to an Event of Default;

(14) easements, rights-of-way, municipal and zoning restrictions and other similar charges, title defects, encumbrances or irregularities in respect of real property not interfering in any material respect with the ordinary course of the business of Great Lakes or any of its Restricted Subsidiaries;

(15) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;

(16) Liens securing Hedging Obligations;

(17) Liens securing reimbursement obligations with respect to letters of credit and products and proceeds thereof;

(18) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture;

(19) Liens in favor of Great Lakes or any of its Restricted Subsidiaries securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(20) Liens with respect to current wages of the master and crew and for wages of a stevedore when employed directly by Great Lakes or any Subsidiary of Great Lakes, or by the charterer, operator, master or agent of any of the vessels owned or operated by Great Lakes or any Subsidiary of Great Lakes;

(21) Liens for salvage (including contract salvage);

(22) Liens arising by operation of law or by contract in each case encumbering insurance policies and proceeds thereof to secure the financing of premiums of such insurance policies;

(23) Liens arising pursuant to a purchase agreement or sale agreement securing the obligations under such purchase agreement or sale agreement and encumbering solely the assets that are to be sold in any asset sale permitted under “—Asset Sales”; and

(24) Liens with respect to bareboat charters, leases and licenses of assets in the ordinary course of business.

“Permitted Refinancing Indebtedness” means any Indebtedness of Great Lakes or any of its Restricted Subsidiaries issued in exchange for, to extend, refinance, renew, replace, defease or refund other Indebtedness of Great Lakes or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of the Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses, premiums, penalties, fees and interest incurred in connection therewith);

(2) if the final maturity date of the Indebtedness being refinanced is earlier than the final maturity of the notes, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) if the final maturity of the Indebtedness being refinanced is later than the final maturity of the notes, the Permitted Refinancing Indebtedness has a final maturity at least 91 days later than the notes;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either (a) by Great Lakes or any Guarantor or (b) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Tax Distributions” means the payment of any distributions to permit direct or indirect beneficial owners of shares of Capital Stock of Great Lakes to pay federal, state or local income tax liabilities arising from income to Great Lakes and attributable to them solely as a result of Great Lakes’ and any intermediate entity through which the holder owns such shares being a limited liability company, partnership or similar entity for federal income tax purposes.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in costs that were (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and as applied as of the Issue Date, or (2) were actually implemented by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying accounting records of such business, in case as if such reductions in cost had been effected as of the beginning of the applicable period and, in the case of each of (1) and (2), are described, as provided below, in an officer’s certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by a certificate delivered to the trustee from Great Lakes’ Chief Financial Officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action.

“Qualified Proceeds” means any of the following or any combination of the following:

(1) cash,

(2) Cash Equivalents,

(3) assets that are used or useful in a Permitted Business and

(4) the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by Great Lakes or any Restricted Subsidiary of Great Lakes of such Capital Stock, (a) such Person becomes a Restricted Subsidiary of Great Lakes or any Restricted Subsidiary of Great Lakes or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Great Lakes or any Restricted Subsidiary of Great Lakes.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date among Great Lakes, the Guarantors and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lazard Capital Markets LLC, as initial purchasers.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” means

(1) declare or pay any dividend or make any other payment or distribution on account of Great Lakes’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Great Lakes or any of its Restricted Subsidiaries) or to the direct or indirect holders of Great Lakes’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than, in each case, dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Great Lakes or dividends or distributions payable to Great Lakes or a Restricted Subsidiary of Great Lakes);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Great Lakes) any Equity Interests of Great Lakes (other than Equity Interests owned by Great Lakes or any Restricted Subsidiary of Great Lakes) or any direct or indirect parent of Great Lakes;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Great Lakes that is contractually subordinated to the notes or to the Guarantees (other than any subordinated Indebtedness held by Great Lakes or any Restricted Subsidiary), except a payment of interest or principal at Stated Maturity; or

(4) make any Restricted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal (including any sinking fund payment) on any series of Indebtedness, the date on which payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for their payment.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Total Tangible Assets” means, with respect to any Person, the aggregate of all assets of such Person and its Restricted Subsidiaries as would be shown on the consolidated balance sheet of such Person in accordance with GAAP, less goodwill and intangibles.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 1, 2015; provided, however, that if the period from the Redemption Date to February 1, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of Great Lakes or any successor to any of them) that is designated by the Board of Directors of Great Lakes as an Unrestricted Subsidiary pursuant to a board resolution; but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with Great Lakes or any Restricted Subsidiary of Great Lakes unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Great Lakes or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Great Lakes;

(3) is a Person with respect to which neither Great Lakes nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Great Lakes or any of its Restricted Subsidiaries; and

(5) has at least one director on its board of directors that is not a director or executive officer of Great Lakes or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Great Lakes or any of its Restricted Subsidiaries.

Any designation by the Board of Directors of an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing conditions and was permitted by the covenant described above under the caption “Certain Covenants—Limitation on Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Great Lakes as of such date (and, if such Indebtedness is not permitted to be incurred under the covenant described under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock,” Great Lakes shall be in default of the covenant). The Board of Directors of Great Lakes may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Great Lakes of any outstanding Indebtedness of such Unrestricted Subsidiary and the designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock,” calculated on a pro forma basis as if the designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following the designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

“2003 Merger Agreement” means the Agreement and Plan of Merger among GLDD Acquisitions Corp., GLDD Merger Sub, Inc. and Great Lakes, dated as of November 12, 2003, in connection with the sale of all of the outstanding common stock of Great Lakes to GLDD Acquisitions Corp. and the merger of GLDD Merger Sub, Inc. with and into Great Lakes.

“2003 Transactions” means, the transactions contemplated by the 2003 Merger Agreement and the related financing transactions.

BOOK-ENTRY; DELIVERY AND FORM

The certificates representing the exchange notes will be issued in fully registered form without interest coupons.

The exchange notes initially will be represented by notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC as described below. Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be held through Euroclear and Clearstream (as indirect participants in DTC).

The Global Notes

We expect that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Holders may hold their interests in the Global Notes directly through DTC if they are persons who have accounts with DTC (“participants”) in such system, or indirectly through organizations which are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

Payments of the principal of, premium (if any) and interest (including additional interest, if any) on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest (including additional interest, if any) on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

Certificated Securities shall be issued in exchange for beneficial interests in the Global Notes (i) if requested by a holder of such interests or (ii) if DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by us within 90 days.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the exchange of old notes for exchange notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of old notes who hold the old notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•

tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the United States dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•	United States federal gift tax, estate tax or alternative minimum tax consequences, if any; or

•	any state, local or non-United States tax consequences.

We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging old notes for exchange notes in the exchange offer, including the applicability and effect of any state, local or non-United States tax law.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Old Notes

The exchange of your old notes for exchange notes in the exchange offer should not constitute an exchange for United States federal income tax purposes because the exchange notes should not be considered to differ materially in kind or extent from the old notes. Accordingly, the exchange offer should have no United States federal income tax consequences to you if you exchange your old notes for exchange notes.

The preceding discussion of certain United States federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging old notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for old notes if the old notes were acquired as a result of market-making activities or other trading activities.

We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 180 days after the expiration date. In addition, until (90 days after the date of this prospectus), all broker-dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through the writing of options on the exchange notes or a combination of such methods of resale.

These resales may be made:

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. An “underwriter” within the meaning of the Securities Act includes:

•	any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer; or

•	any broker or dealer that participates in a distribution of such exchange notes.

Any profit on any resale of exchange notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of not less than 180 days after the expiration of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the exchange offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

LEGAL MATTERS

The validity of the exchange notes and the guarantees offered in this prospectus will be passed upon for us by Neal, Gerber & Eisenberg LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements, and the related financial statement schedule as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K filed on July 21, 2011, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of L.W. Matteson, Inc. as of and for the year ended December 31, 2009, incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K/A dated March 16, 2011, have been audited by CPA Associates PC, independent auditors, as stated in their report which is incorporated by reference herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus incorporates by reference important business and financial information about our company that is not included or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus that is modified or superseded by subsequently filed materials shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents set forth below that we have previously filed with the SEC, including all exhibits thereto (except where noted otherwise), and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from now until the termination of the exchange offer:

(1) our Annual Report on Form 10-K for the year ended December 31, 2010 (except for (i) Item 6. Selected Financial Data, (ii) Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (iii) Item 8. Financial Statements and Supplementary Data, each of which is superseded by our Current Report on Form 8-K filed on July 21, 2011);

(2) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (except for Item 1. Financial Statements, which is superseded by our Current Report on Form 8-K filed on July 21, 2011);

(3) our Current Reports on Form 8-K filed on January 3, 2011 (as amended by our Current Report on Form 8-K/A filed on March 16, 2011), January 18, 2011 (only with respect to Item 8.01 and Exhibit 99.2), January 18, 2011, January 28, 2011 (only with respect to Items 1.01 and 2.03 and Exhibits 4.1, 4.2, 10.1 and 10.2), February 18, 2011, March 1, 2011, March 14, 2011, April 13, 2011, May 9, 2011, May 31, 2011, July 1, 2011 and July 21, 2011; and

(4) our proxy statement for the 2011 annual meeting of stockholders filed on April 7, 2011.

You can obtain any of the documents incorporated by reference into this prospectus from the SEC’s web site at the address described above. You may also request a copy of these filings, at no cost, by writing or telephoning to the address and telephone set forth below. We will provide, without charge, upon written or oral request, copies of any or all of the documents incorporated by reference into this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference therein). You should direct requests for documents to: Great Lakes Dredge & Dock Corporation, 2122 York Road, Oak Brook, Illinois, Attn: Chief Legal Officer, telephone number (630) 574-3000.

In order to obtain timely delivery of any copies of filings requested, please write or call us no later than                     , 2011, which is five business days before the expiration date of the exchange offer.

Great Lakes Dredge & Dock Corporation

Exchange Offer for

$250,000,000

7.375% Senior Notes due 2019

PROSPECTUS

            , 2011

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained or incorporated by reference in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Until                     , 2011, all dealers that effect transactions in the exchange notes, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Delaware General Corporation Law

Great Lakes Dredge & Dock Corporation, Dawson Marine Services Company, Great Lakes Caribbean Dredging, Inc. and NASDI Holdings Corporation are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

Delaware Limited Liability Company Act

Great Lakes Dredge & Dock Company, LLC and NASDI, LLC are organized as limited liability companies under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that a limited liability company, subject to any standards and restrictions in its limited liability company agreement, may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands.

New Jersey Business Corporation Act

Fifty-Three Dredging Corporation is incorporated under the laws of New Jersey. Section 14A:3-5 of the New Jersey Business Corporation Act (the “NJBCA”) provides that, other than in proceedings by or in the right of the corporation, a corporation may indemnify any “corporate agent,” including its directors and officers, against expenses and liabilities incurred in connection with any proceeding involving the corporate agent because such person is or was a corporate agent, if such person (1) acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and (2) with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In proceedings by or in the right of the corporation, a corporation may indemnify a corporate agent against such person’s expenses in any proceeding involving the corporate agent because such person is or was a corporate agent, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. The NJBCA makes an exception for any claim, issue or matter as to which such person is found liable to the corporation, unless the court determines that, under the circumstances, such person is fairly and reasonably entitled to such indemnity as the court deems proper. A corporation may pay expenses incurred by any corporate agent in connection with any proceeding in advance of a final disposition, upon receipt of an undertaking to repay if it is ultimately determined the corporate agent was not entitled to indemnification. A corporation may maintain insurance for any corporate agent against liabilities and expenses incurred by such corporate agent in any proceeding by reason of such person’s status as a corporate agent.

Certificates of Incorporation

Article Eight of Great Lakes Dredge & Dock Corporation’s Amended and Restated Certificate of Incorporation, Article Seventh of Great Lakes Caribbean Dredging, Inc.’s Certificate of Incorporation and Article Eighth of NASDI Holdings Corporation’s Certificate of Incorporation each provide that, to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, no director of the company is liable to the company or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the company or its stockholders.

Article Seventh of Fifty-Three Dredging Corporation’s Certificate of Incorporation provides that the company shall have the power to the full extent permitted by the NJBCA, as amended from time to time, to indemnify all persons who it may indemnify pursuant to the NJBCA.

Bylaws

Article V of the Third Amended and Restated Bylaws of the Great Lakes Dredge & Dock Corporation (effective as of March 8, 2011), Article VII of the Bylaws of Great Lakes Caribbean Dredging, Inc. and Article V of the Bylaws of NASDI Holdings Corporation (collectively, the “Bylaws”) provide, among other things, that each person who is or was made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, is or was a director or officer, of the company or is or was serving at the request of the company as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the company to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may hereafter be amended against all expense, liability and loss including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding; provided, however, that, subject to certain exceptions, the company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the company. The company may, by action of its board of directors, provide indemnification to employees and agents of the company with the same scope and effect as the foregoing indemnification of officers and directors. The right to indemnification conferred in each of the Bylaws is a contract right and, subject to certain exceptions, includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition.

The Bylaws also provides that the company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the company or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability pursuant to the Bylaws.

Article III, Section 12 of the By-Laws of Dawson Marine Services Company provides that the corporation shall indemnify each director, officer, employee or corporate agent against his expenses and liabilities in connection with any action, suit or proceeding, including proceedings brought by or in the right of the corporation, whether or not he shall have been adjudged liable for negligence or misconduct, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Expenses incurred by a director, officer, employee or corporate agent in connection with any action, suit or proceeding shall be paid by the corporation as incurred upon receipt of an undertaking by him or on his behalf to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in the By-Laws. The corporation may purchase and maintain insurance on behalf of any director, officer, employee or corporate agent against his expenses and liabilities in connection with any action, suit or proceeding.

Article II, Section 9 of the Bylaws of Fifty-Three Dredging Corporation provides that directors are entitled to indemnification as provided by law and by the company’s Certificate of Incorporation.

Limited Liability Company Agreements

Section 2.14 and Article IV of the Limited Liability Company Agreement of Great Lakes Dredge & Dock Company, LLC and Section 6.5 of the Limited Liability Company Agreement of NASDI, LLC provide, among other things, that each person who is or was made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, is or was a manager or officer, of the company or is or was serving at the request of the company as a manager, director, officer, employee, fiduciary, or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the company to the fullest extent which it is empowered to do so by the DLLCA, as the same exists or may hereafter be amended against all expense, liability and loss including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding; provided, however, that, subject to certain exceptions, the company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of managers of the company. The company may, by action of its board of managers, provide indemnification to employees and agents of the company with the same scope and effect as the foregoing indemnification of managers and officers. The right to indemnification conferred in each of the Bylaws is a contract right and, subject to certain exceptions, includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition.

The limited liability company agreement also provide that the company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a manager, officer, employee, fiduciary, or agent of the company or was serving at the request of the company as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability pursuant to the Limited Liability Company Agreement.

Insurance

Our directors and officers and the directors, managers and officers of the other registrants are covered under directors’ and officers’ liability insurance policies maintained by us.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Reference is made to the Index to Exhibits filed as a part of this registration statement.

(b)	Financial Statement Schedules

All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(h)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(i)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on July 28, 2011.

GREAT LAKES DREDGE & DOCK CORPORATION (Registrant)
By:	/s/ Bruce J. Biemeck
Name: Bruce J. Biemeck
Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Jonathan W. Berger	Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2011

/s/ Bruce J. Biemeck Bruce J. Biemeck	President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 28, 2011

* Carl A. Albert	Director	July 28, 2011

* Stephen H. Bittel	Director	July 28, 2011

* Peter R. Deutsch	Director	July 28, 2011

* Nathan D. Leight	Director	July 28, 2011

* Douglas B. Mackie	Director	July 28, 2011

* Jason G. Weiss	Director	July 28, 2011

*By:	/s/ Bruce J. Biemeck
Bruce J. Biemeck
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on July 28, 2011.

GREAT LAKES DREDGE & DOCK COMPANY, LLC (Registrant)
By:	/s/ Bruce J. Biemeck
Name: Bruce J. Biemeck
Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Jonathan W. Berger	Chief Executive Officer and Manager (Principal Executive Officer)	July 28, 2011

/s/ Bruce J. Biemeck Bruce J. Biemeck	President, Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	July 28, 2011

* Edward B. Smith	Vice President, Controller and Manager	July 28, 2011

*By:	/s/ Bruce J. Biemeck
Bruce J. Biemeck
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on July 28, 2011.

DAWSON MARINE SERVICES COMPANY (Registrant)

By:	/s/ Catherine Hoffman
	Name:	Catherine Hoffman
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Catherine Hoffman Catherine Hoffman	President and Director (Principal Executive Officer)	July 28, 2011

* Michael Sayer	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	July 28, 2011

* Andrew Funke	Vice President and Director	July 28, 2011

*By:	/s/ Bruce J. Biemeck
Bruce J. Biemeck
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on July 28, 2011.

GREAT LAKES CARIBBEAN DREDGING, INC. (Registrant)
By:	/s/ Bruce J. Biemeck
Name: Bruce J. Biemeck
Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Jonathan W. Berger	President, Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2011

/s/ Bruce J. Biemeck Bruce J. Biemeck	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 28, 2011

* Edward B. Smith	Controller, Assistant Secretary and Director	July 28, 2011

*	/s/ Bruce J. Biemeck
Bruce J. Biemeck
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on July 28, 2011.

NASDI HOLDINGS CORPORATION (Registrant)

By:	/s/ Bruce J. Biemeck
	Name:	Bruce J. Biemeck
	Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Jonathan W. Berger	Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2011

/s/ Bruce J. Biemeck Bruce J. Biemeck	Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 28, 2011

* Edward B. Smith	Controller, Assistant Secretary and Director	July 28, 2011

*	/s/ Bruce J. Biemeck
Bruce J. Biemeck
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on July 28, 2011.

FIFTY-THREE DREDGING CORPORATION (Registrant)

By:	/s/ William H. Hanson
	Name:	William H. Hanson
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William H. Hanson William H. Hanson	President and Director (Principal Executive Officer)	July 28, 2011

* Katherine M. Hayes	Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2011

* Paul E. Dinquel	Vice President and Director	July 28, 2011

* Susan M. Williams	Secretary and Director	July 28, 2011

*By:	/s/ Bruce J. Biemeck
Bruce J. Biemeck
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on July 28, 2011.

NASDI, LLC (Registrant)
By:	/s/ Bruce J. Biemeck Name: Bruce J. Biemeck

Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Jonathan W. Berger	Chief Executive Officer and Manager (Principal Executive Officer)	July 28, 2011

/s/ Bruce J. Biemeck Bruce J. Biemeck	Vice President and Manager] (Principal Financial Officer and Principal Accounting Officer)	July 28, 2011

* Edward B. Smith	Manager	July 28, 2011

*By:	/s/ Bruce J. Biemeck
Bruce J. Biemeck
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger dated as of December 22, 2003, among Great Lakes Dredge & Dock Corporation, GLDD Acquisitions Corp., GLDD Merger Sub, Inc. and Vectura Holding Company LLC.(1)

2.2	Agreement and Plan of Merger by and among GLDD Acquisitions Corp., Aldabra Acquisition Corporation, and certain shareholders of Aldabra Acquisition Corporation and GLDD Acquisitions Corp., dated as of June 20, 2006.(2)

2.3	Agreement and Plan of Merger, dated as of August 21, 2006, among Great Lakes Dredge & Dock Holdings Corp., Aldabra Acquisition Corporation, and GLH Merger Sub, L.L.C.(3)

3.1	Amended and Restated Certificate of Incorporation of Great Lakes Dredge & Dock Holdings Corp., effective December 26, 2006 (now renamed Great Lakes Dredge & Dock Corporation).(4)

3.2	Third Amended and Restated Bylaws of Great Lakes Dredge & Dock Corporation, effective as of March 8, 2011.(5)

3.3	Certificate of Ownership and Merger of Great Lakes Dredge & Dock Corporation with and into Great Lakes Dredge & Dock Holdings Corp.(6)

3.4	Certificate of Formation of Great Lakes Dredge & Dock Company, LLC, dated July 12, 2004*

3.5	Limited Liability Company Agreement, dated July 12, 2004, of Great Lakes Dredge & Dock Company, LLC*

3.6	Certificate of Incorporation of Dawson Marine Company, dated March 23, 1987, as amended by the Certificate of Amendment dated June 30, 2000*

3.7	By-Laws of Dawson Marine Company*

3.8	Certificate of Incorporation of Great Lakes Caribbean Dredging, Inc., dated February 10, 2000*

3.9	By-Laws of Great Lakes Caribbean Dredging, Inc.*

3.10	Certificate of Incorporation of NASDI Holdings Corporation, dated December 1, 2005*

3.11	Bylaws of NASDI Holdings Corporation*

3.12	Certificate of Incorporation of Fifty-Three Dredging Corporation, dated April 15, 1982, as amended by the Certificate of Amendment dated October 9, 1991*

3.13	Bylaws of Fifty-Three Dredging Corporation*

3.14	Certificate of Conversion and Certificate of Formation of NASDI, LLC, dated April 30, 2008.*

3.15	Limited Liability Company Agreement, dated April 30, 2008, by and among NASDI Holdings Corporation, Christopher A. Berardi and NASDI, LLC.(24)

4.1	Indenture, dated January 28, 2011, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.(7)

4.2	Form of 7.375% Senior Note due 2019 (filed as Exhibit A to the Indenture, dated January 28, 2011, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee).(7)

4.3	Specimen Common Stock Certificate for Great Lakes Dredge & Dock Corporation.(12)

5.1	Opinion of Neal, Gerber & Eisenberg LLP+

10.1	Credit Agreement, dated as of June 12, 2007, among Great Lakes Dredge & Dock Corporation, the other loan parties from time to time party thereto, the financial institutions from time to time party thereto and LaSalle Bank National Association, as Swing Line Lender, Sole Lead Arranger and Administrative Agent.(13)

Exhibit Number	Description

10.2	Amendment No. 1 to Credit Agreement, dated as of January 30, 2009, among Great Lakes Dredge & Dock Corporation, the other loan parties from time to time party thereto, the financial institutions from time to time party thereto and Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Swing Line Lender, Sole Lead Arranger, Issuing Lender and Administrative Agent.(10)

10.3	Amendment No. 2 to Credit Agreement, dated as of May 10, 2010, among Great Lakes Dredge & Dock Corporation, the other loan parties from time to time party thereto, the financial institutions from time to time party thereto and Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Swing Line Lender, Sole Lead Arranger, Issuing Lender and Administrative Agent. (29)

10.4	Consent and Amendment No. 3 to Credit Agreement, dated as of December 31, 2010, among Great Lakes Dredge & Dock Corporation, the other loan parties from time to time party thereto, the financial institutions from time to time party thereto and Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Swing Line Lender, Sole Lead Arranger, Issuing Lender and Administrative Agent. (8)

10.5	Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated as of December 22, 2003, among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America.(9)

10.6	First Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated as of September 30, 2004, by and among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America.(11)

10.7	Second Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated as of November 14, 2005, by and among the Great Lakes Dredge & Dock Corporation, the subsidiaries of Great Lakes Dredge & Dock Company, Travelers Casualty and Surety Company, United Pacific Insurance Company, Reliance National Insurance Company, Reliance Surety Company and Travelers Casualty and Surety Company of America.(15)

10.8	Third Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement dated as of September 28, 2006, by and among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America.(16)

10.9	Fourth Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement dated as of June 12, 2007, by and among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company of America.(20)

10.10	Fifth Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement dated as of April 27, 2009, by and among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company of America.(17)

10.11	Sixth Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated January 24, 2011, by and among the Company, the subsidiaries of the Company party thereto, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America. (7)

10.12	International Letter of Credit Agreement, dated September 29, 2006, by and among Great Lakes Dredge & Dock Corporation and Wells Fargo HSBC Trade Bank.(28)

10.13	First Amendment to International Letter of Credit Agreement, dated July 16, 2007, by and among Great Lakes Dredge & Dock Corporation and Wells Fargo HSBC Trade Bank.(18)

Exhibit Number	Description

10.14	Second Amendment to International Letter of Credit Agreement dated September 29, 2009, by and among Great Lakes Dredge & Dock Corporation, Great Lakes Dredge & Dock Company, LLC and Wells Fargo HSBC Trade Bank, NA.(19)

10.15	Reaffirmation, Ratification and Assumption Agreement dated December 26, 2006, by and between Great Lakes Dredge & Dock Corporation (formerly named Great Lakes Dredge & Dock Holdings Corp.) and Wells Fargo HSBC Trade Bank, N.A.(6)

10.16	Amended and Restated Management Equity Agreement dated December 26, 2006 by and among Aldabra Acquisition Corporation, Great Lakes Dredge & Dock Holdings Corp. and each of the other persons identified on the signature pages thereto.†(6)

10.17	Employment Agreement between the Company and Jonathan W. Berger.†(14)

10.18	Employment Agreement between the Company and Bruce J. Biemeck.†(14)

10.19	Summary of Oral Employment Agreements with Named Executive Officers.†(12)

10.20	Great Lakes Dredge & Dock Company, LLC Annual Bonus Plan effective as of January 1, 2011.†(21)

10.21	401(k) Savings Plan.†(22)

10.22	401(k) Lost Benefit Plan.†(12)

10.23	Secured Promissory Note dated December 31, 2006 executed by MJC Berry Enterprises, LLC, in favor of North American Site Developers, Inc.(23)

10.24	Lease Agreement between North American Site Developers, Inc. and MJC Berry Enterprises, LLC, dated as of December 31, 2006.(23)

10.25	Form of Investor Rights Agreement among Aldabra Acquisition Corporation, Great Lakes Dredge & Dock Holdings Corp., Madison Dearborn Capital Partners IV, L.P., certain stockholders of Aldabra Acquisition Corporation and certain stockholders of GLDD Acquisitions Corp.(3)

10.26	Limited Liability Company Agreement, dated April 30, 2008, by and among NASDI Holdings Corporation, Christopher A. Berardi and NASDI, LLC.(24)

10.27	Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.†(25)

10.28	Form of Great Lakes Dredge & Dock Corporation Non-Qualified Stock Option Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.†(26)

10.29	Form of Great Lakes Dredge & Dock Corporation Restricted Stock Unit Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.†(26)

10.30	Separation Agreement with Douglas B. Mackie effective as of September 7, 2010.†(14)

10.31	Consulting Agreement with Douglas B. Mackie effective as of September 8, 2010.†(14)

10.32	Consulting and Separation Agreement and General Release with Deborah A. Wensel effective as of September 7, 2010.†(14)

10.33	Asset Purchase Agreement dated as of December 31, 2010 among Great Lakes Dredge & Dock Corporation, L.W. Matteson, Inc., Lawrence W. Matteson and Larry W. Matteson.(8)

10.34	Lease Agreement dated as of December 31, 2010 between, L.W. Matteson, Inc. and Great Lakes Dredge & Dock Corporation.(8)

10.35	Secured Subordinated Promissory Note dated December 31, 2010, made and delivered by Great Lakes Dredge & Dock, LLC in favor of L.W. Matteson, Inc.(8)

10.36	Employment Agreement between the Company and Richard Lowry.†(27)

Exhibit Number	Description

10.37	Registration Rights Agreement, dated January 28, 2011, by and among the Company, certain subsidiary guarantors named therein and the initial purchasers named therein.(7)

10.38	Form of Great Lakes Dredge & Dock Performance Vesting RSU Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.(31)

10.39	Form of Great Lakes Dredge & Dock Restricted Stock Unit Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.(31)

10.40	Form of Great Lakes Dredge & Dock Restricted Stock Unit Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.(31)

12.1	Ratio of Earnings to Fixed Charges.*

21.1	Subsidiaries of Great Lakes Dredge & Dock Corporation.(30)

23.1	Consent of Deloitte & Touche LLP.+

23.2	Consent of CPA Associates PC.+

23.3	Consent of Neal, Gerber & Eisenberg LLP.+ (Included in Exhibit 5.1)

24.1	Powers of Attorney*

25.1	Statement of Eligibility on Form T-1*

99.1	Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

99.3	Form of Letter to Clients*

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*

(1)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on January 6, 2004 (Commission file no. 333-64687).
(2)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on June 22, 2006 (Commission file no. 333-64687).
(3)	Incorporated by reference to Great Lakes Dredge & Dock Holding Corp.’s Registration Statement on Form S-4 filed with the Commission on August 24, 2006 (Commission file no. 333-136861-01).
(4)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Registration Statement on Form 8-A filed with the Commission on December 26, 2006 (Commission file no. 001-33225).
(5)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on March 14, 2011 (Commission file no. 001-33225).
(6)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on December 29, 2006 (Commission file no. 001-33225).
(7)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on January 28, 2011 (Commission file no. 001-33225).
(8)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on January 3, 2011 (Commission file no. 001-33225).
(9)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K/A filed with the Commission on August 17, 2010 (Commission file no. 001-33225).
(10)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on February 5, 2009 (Commission file no. 001-33225).
(11)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K/A filed with the Commission on August 17, 2010 (Commission file no. 001-33225).
(12)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Annual Report on Form 10-K filed with the Commission on March 22, 2007 (Commission file no. 001-33225).

(13)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on June 15, 2007 (Commission file no. 001-33225).
(14)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on September 8, 2010 (Commission file no. 001-33225).
(15)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on November 17, 2005 (Commission file no. 333-64687).
(16)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on October 4, 2006 (Commission file no. 333-64687).
(17)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on April 29, 2009 (Commission file no. 001-33225).
(18)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K/A filed with the Commission on August 17, 2010 (Commission file no. 001-33225).
(19)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on October 5, 2009 (Commission file no. 001-33225).
(20)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K/A filed with the Commission on August 17, 2010 (Commission file no. 001-33225).
(21)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on January 18, 2011 (Commission file no. 001-33225).
(22)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Annual Report on Form 10-K filed with the Commission on March 30, 2005 (Commission file no. 333-64687).
(23)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on February 20, 2007 (Commission file no. 001-33225).
(24)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on May 6, 2008 (Commission file no. 001-33225).
(25)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Registration Statement on Form S-8 filed with the Commission on April 3, 2008 (Commission file no. 333-150067).
(26)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on May 22, 2008 (Commission file no. 001-33225).
(27)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on July 9, 2007 (Commission file no. 001-33225).
(28)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K/A filed with the Commission on August 17, 2010 (Commission file no. 001-33225).
(29)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on May 11, 2010 (Commission file no. 001-33225).
(30)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010 (Commission file no. 001-33225).
(31)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on July 1, 2011 (Commission file no. 001-33225).
*	Previously filed.
+	Filed herewith.
†	Compensatory plan or arrangement.